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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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BellSouth Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BellSouth Corporation 1155 Peachtree Street, N.E. Atlanta, Georgia 30309

March 11, 2005

To My Fellow Shareholders:

It is my pleasure to invite you to attend the 2005 Annual Meeting of BellSouth Shareholders to be held on Monday, April 25th in Atlanta, Georgia. The meeting will begin with a discussion of and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting, followed by my report on BellSouth's financial performance and operations.

The attached Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions, and to provide you with information about BellSouth's Board of Directors and executive officers and a discussion of proposals that require your vote.

Your vote is important to us. It is important that your views be represented whether or not you plan to attend the Annual Meeting. The Board's recommendations are included with the description of each proposal in this Proxy Statement. In summary, the Board recommends that shareholders vote "FOR" proposals 1 and 2 and "AGAINST" proposal 3. We encourage you to take the time to read each of the proposals and vote promptly by using either the Internet or telephone, or by returning a completed proxy card.

We look forward to seeing you at the 2005 Annual Meeting. For your convenience, a map and directions are provided on the back of this document. If you are unable to attend in person, you can access a webcast of the Annual Meeting at our website, www.bellsouth.com/investor. On behalf of the management and directors of BellSouth Corporation, I want to thank you for your continued support and confidence in BellSouth.

Sincerely,

Duane Ackerman
Chairman of the Board, President and Chief Executive Officer

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Monday, April 25, 2005. The meeting will begin promptly at 9:00 a.m. Eastern time.
PLACE	Cobb Galleria Centre Ballroom, 2 Galleria Parkway, Atlanta, Georgia 30339
Directions are printed on the back of this document and on the proxy card for registered shareholders.
WEBCAST	You can access the live audio and slides presented at the 2005 Annual Meeting on our website at www.bellsouth.com/investor.
ITEMS OF BUSINESS	• Elect ten directors to serve until the next annual meeting.
• Ratify the appointment of PricewaterhouseCoopers LLP as BellSouth's independent registered public accounting firm for the year 2005.
• Vote on a shareholder proposal, if presented at the meeting.
• Transact such other business as may properly come before the meeting and any adjournment or postponement.
WHO MAY VOTE	You can vote if you were a shareholder of record on March 7, 2005. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.
PROXY VOTING	Your vote is important. Please vote as soon as possible in one of these ways, even if you plan to attend the meeting:
• By Internet — visit the website on the proxy card or in your e-mail notice; or
• By telephone — use the toll-free telephone number on the proxy card; or
• By mail — mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or
• In person — submit a ballot at the Annual Meeting of Shareholders on April 25, 2005.
ADMISSION
Shareholders who owned BellSouth stock as of the record date will be admitted to the Annual Meeting with verification of stock ownership, such as your account statement or the admission card attached to your proxy card.

By order of the BellSouth Board of Directors,

Rebecca M. Dunn
Senior Vice President—Corporate Compliance and Corporate Secretary

March 11, 2005

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2005 Annual Meeting of BellSouth Shareholders. Additionally, it contains certain information that the Securities and Exchange Commission requires BellSouth to provide annually to shareholders. The Proxy Statement is also the document used by BellSouth's Board of Directors to solicit proxies to be used at the 2005 Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. The Board has designated a Directors' Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the Directors' Proxy Committee are Mr. James P. Kelly, Mr. Leo F. Mullin and Mr. William S. Stavropoulos.

The Proxy Statement and the accompanying proxy card are being mailed to BellSouth shareholders beginning on or about March 11, 2005.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a shareholder of record of BellSouth stock as of the close of business on March 7, 2005. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

What proposals will require my vote?

You are being asked to vote on the following:

  •
  the election of ten director nominees (Proposal 1);

  •
  the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year 2005 (Proposal 2);

  •
  the shareholder proposal described in this Proxy Statement, if presented at the Annual Meeting (Proposal 3); and

  •
  any other business properly coming before the meeting and any adjournment or postponement.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

  •
  "FOR" election of the ten director nominees (Proposal 1);

  •
  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2005 (Proposal 2); and

  •
  "AGAINST" the shareholder proposal (Proposal 3).

How can I vote?

You can vote in person by completing a ballot at the Annual Meeting, or you can vote prior to the meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. You can vote by proxy using the Internet, by telephone or by mail, as discussed below.

How do I vote by proxy?

Vote by Internet:    You can vote your shares using the Internet. With the enclosed proxy card in hand, go to the website indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:00 p.m. Eastern time on April 24, 2005. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.

Vote by Telephone:    You can vote your shares by telephone if you have a Touch-Tone phone. With the enclosed proxy card in hand, call the toll-free telephone number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:00 p.m. Eastern time on April 24, 2005. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do NOT need to return your proxy card.

Vote by Mail:    If you prefer to vote by mail, mark the proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the Directors' Proxy Committee in favor of the election of all of the director nominees and in accordance with the directors' recommendations on the other proposals listed on the proxy card. All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

If you are an employee of BellSouth or Cingular Wireless LLC ("Cingular") participating in certain employee plans, please refer to, "How are my employee plan shares voted?" on page 5 for a discussion regarding the deadline for voting your proxy.

If you hold your shares in "street or beneficial name" (that is, you hold your shares through a broker, bank, or other nominee), your ability to vote by telephone or the Internet depends on the voting processes of the broker, bank or other nominee. Please follow the instructions on the voting instruction form or proxy card carefully.

Can I assign my proxy to someone else?

If you want to assign your proxy to someone other than the Directors' Proxy Committee, you should cross out the names of the Committee members appearing on the proxy card and insert the name(s) of up to three other people. The person(s) you have assigned to represent you must present your signed proxy card and a completed ballot at the meeting to vote your shares.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this in one of the following three ways:

  (1)
  vote again on the Internet or by telephone prior to the meeting; or

  (2)
  sign another proxy card with a later date and return it to us prior to the meeting; or

  (3)
  attend the annual meeting in person and cast a ballot.

If you are an employee of BellSouth or Cingular participating in certain employee plans, please refer to, "How are my employee plan shares voted?" on page 5 for a discussion regarding the deadline for voting your proxy.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its members' best judgment. The Directors' Proxy Committee will not use its discretionary voting authority with respect to any validly conducted solicitation in opposition. In addition, shares represented by proxy cards that are marked to deny discretionary authority to the Directors' Proxy Committee on other matters considered at the meeting will not be counted in determining the number of votes cast with respect to those matters. At the time this Proxy Statement went to press, the Company did not know of any other matters that might be presented for shareholder action at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

Forty percent of the voting power of the outstanding shares of BellSouth common stock as of the close of business on the record date, March 7, 2005, must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. On January 31, 2005, there were 1,857,521,846 shares of BellSouth common stock outstanding. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes.

Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the meeting for purposes of establishing a quorum.

What vote is required to approve each proposal, and how will my vote be counted?

Election of Directors:    Directors are elected by a plurality of the votes, which means that the ten nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of BellSouth stock is entitled to one vote for each of the ten director nominees. Shares represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

Ratification of Independent Registered Public Accounting Firm:    Approval of this proposal requires the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

Shareholder Proposal:    Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

How many votes am I entitled to per share?

Each share of BellSouth stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.

Who will tabulate and certify the vote?

Representatives of the Company's transfer agent, Mellon Investor Services LLC, will tabulate the vote, which will be certified by an independent inspector of elections.

What is the difference between a registered shareholder and a beneficial holder of shares?

If your BellSouth shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered a "registered shareholder" with respect to those shares. If this is the case, the shareholder proxy materials have been sent or provided directly to you by BellSouth. "Proxy materials" may include an annual report, a proxy statement or an information statement, as applicable.

If your BellSouth shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via telephone or the Internet. Follow the voting instructions provided in your proxy materials.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain "routine" matters for which their customers do not provide voting instructions. The election of directors and the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company are considered routine matters. The shareholder proposal in this year's Proxy Statement is not considered "routine" under the applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered voted either for or against it. Because all three proposals scheduled to be voted on at the Annual Meeting will be decided by a majority or plurality of the votes cast, broker non-votes on any one of those proposals will have no effect on the outcome of the vote on that proposal at the Annual Meeting, assuming that a quorum is obtained.

What is "householding" and how does it affect me?

Householding is a program, approved by the Securities and Exchange Commission, which allows the delivery of only one package of shareholder proxy materials if there are multiple BellSouth shareholders who live at the same address. This means that, if your household participates in the householding program, you will receive an envelope containing one set of proxy materials and a separate proxy card for each shareholder account in the household. Please vote all proxy cards enclosed in the package.

Participation in householding will not impact or apply to any of your other shareholder mailings, such as dividend checks, Forms 1099 or account statements.    Your participation in householding continues until you or any member of your household revokes his or her implied consent by calling BellSouth Shareholder Services at 800-631-6001 and requesting to opt out. Alternatively, you may revoke your consent by writing to BellSouth Shareholder Services, P.O. Box 3336, South Hackensack, N.J. 07606-1936. If you live in an eligible household that is not currently participating in this program and are receiving multiple copies of the Annual Report and Proxy Statement, you can request to participate in householding by contacting BellSouth Shareholder Services at 800-631-6001.

Householding saves BellSouth money by reducing printing and postage costs, and it is environmentally friendly. It also creates less paper for participating shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

What does it mean if I receive more than one BellSouth shareholder package?

If you receive more than one package of shareholder proxy materials, this means that you have multiple accounts holding BellSouth shares with brokers and/or our transfer agent. Please vote all of your shares by voting the proxy card included in each package. Additionally, to avoid receiving multiple sets of materials in the future, we recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions. If you are a registered shareholder, contact BellSouth Shareholder Services at 800-631-6001 for instructions regarding how to consolidate multiple accounts.

How are my employee plan shares voted?

For Employees of BellSouth:    If you are a registered shareholder and/or own BellSouth stock in the BellSouth Savings and Security Plan ("SSP") and/or the BellSouth Retirement Savings Plan ("BRSP"), and the accounts are registered in the same name, you will receive one proxy card representing your combined shares that will serve as voting instructions to the Directors' Proxy Committee, if applicable, and also to the trustees of those plans.

For Employees of Cingular:    If you own BellSouth stock through the Cingular Wireless 401(k) Savings Plan, and you are also a registered BellSouth shareholder with your account in the same name, you will receive one proxy card representing the combined shares that will serve as voting instructions to the Directors' Proxy Committee, if applicable, and also to the trustee of that plan.

Participants in the BellSouth and Cingular employee plans must vote their proxies no later than 9:00 a.m. Eastern time on Friday, April 22, 2005. The trustees will vote plan shares that are not voted by this deadline in the same proportion as the shares that are voted within each plan. Participants in the employee plans may not vote the shares owned through those plans after that point in time, including at the Annual Meeting.

What happens if I abstain from voting?

If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter. Because all three proposals scheduled to come before the meeting will be decided by a majority or plurality of the votes cast, an abstention on one of those proposals will have no effect on the outcome of the vote on that proposal, assuming that a quorum is obtained.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, please note that you will need to demonstrate that you are a BellSouth shareholder to be admitted to the meeting. If your shares are registered in your name, an admission card is attached to the enclosed proxy card. Bring the admission card with you to the meeting. If you are a BellSouth employee and received your proxy material via e-mail, bring a copy of the e-mail or your account statement with you. If your shares are held in the name of your broker, bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent account statement. If you do not have an admission card or proof that you own BellSouth stock, you may not be admitted to the meeting.

Attendance at the Annual Meeting is limited to BellSouth shareholders, members of their immediate families, or their named representatives. BellSouth reserves the right to limit the number of representatives who may attend the meeting.

Can I view the Proxy Statement and Annual Report over the Internet instead of receiving them in the mail?

If you are a registered BellSouth shareholder, you can elect to receive notice of all your future proxy materials over the Internet by enrolling in MLinksm. MLink is a service offered by our transfer agent, Mellon Investor Services LLC, that allows you convenient and easy online access to your shareholder communications. If you enroll in MLink, your proxy materials, including the annual report and proxy statement, will be made available to you via an e-mail notification with a hyperlink to the voting site containing the information. You can obtain more information and enroll in MLink by accessing your registered shareholder account at www.melloninvestor.com/isd.

Please be aware that if you enroll in MLink to obtain electronic copies of your proxy materials, all of your shareholder communications, including BellSouth Direct Investment Plan statements, notices of direct deposit of dividends, other transaction advices, and Internal Revenue Service ("IRS") Forms 1099, will be available to you only online. You will no longer receive them via U.S. mail.

If you are not pleased with the MLink service, you can cancel your enrollment at any time by accessing your personal profile on your online shareholder account, or by calling 800-631-6001.

If you hold your BellSouth stock through a broker, bank or other nominee, please refer to the information provided by that entity for instructions regarding how to elect to view future proxy statements and annual reports over the Internet.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Philosophy

The Board of Directors oversees the business of BellSouth in accordance with the Georgia Business Corporation Code, as implemented by the Company's Articles of Incorporation and By-laws. The principal role of the Board of Directors is to govern the affairs of the Company for the benefit of its shareholders. To the extent appropriate under Georgia law, the Board also considers the interests of other constituencies, which include the Company's employees, customers, suppliers, and the communities in which it does business. The Board strives to promote the success of the Company's business through the election of qualified executive officers. It is also responsible for overseeing management's implementation of the Company's ethics and compliance program. Under that program, employees are required to conduct the Company's activities in an ethical and lawful manner. BellSouth's management team and Board of Directors are committed to conducting the business of the corporation in accordance with high standards of ethics, corporate governance and disclosure.

As part of the ethics and compliance program, the Company has established a code of conduct entitled "Our Values in Action." Our values are what we stand for as a Company. They govern the way we treat our customers and each other, guide our community interactions, and strengthen our commitment to excellence and integrity. "Our Values in Action" provides guidance, discussion and training regarding the ethical expectations for BellSouth employees and other affected parties. The principles in the code reinforce our commitment to ethical business practices and to compliance with internal policies and external laws and regulations.

The Board of Directors has approved "Our Values in Action." This code applies to our directors, officers and all of our employees, including our Chief Executive Officer, Chief Financial Officer, and Controller. The code satisfies the Securities and Exchange Commission's requirements for a code of ethics for senior financial officers. Any waiver of the code for a member of the Board of Directors or an executive officer requires the approval of the Audit Committee and will be promptly disclosed on our website. No waivers have been granted under the code. All employees are expected to report any situation where they believe our internal policies or external laws are being violated. The full text of "Our Values in Action" can be found on the Company's website at www.bellsouth.com/corporate_governance.

The Board has adopted Corporate Governance Principles that set forth the guidelines for the operation of the Board and its Committees. Over the last three years, the Board has conducted reviews of the Company's governance practices and procedures, evaluating them against corporate governance best practices. As a result of these reviews, the Board adopted various changes to its Corporate Governance Principles that are designed to enhance shareholder confidence. These Principles are available on the Company's website at www.bellsouth.com/corporate_governance, and are attached to this Proxy Statement as Exhibit A. The Board will continue to monitor this evolving area and make additional changes as appropriate.

Printed copies of "Our Values in Action" and the "Corporate Governance Principles" may be obtained, without charge, by contacting the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

Standards of Independence for BellSouth's Board of Directors

BellSouth has established standards of independence for the Board of Directors. The director independence standards outlined in the Corporate Governance Principles comply with the standards for independence set forth by the New York Stock Exchange. Under the BellSouth standards, an independent director is one who:

  •
  has never been an employee of BellSouth or any of its subsidiaries;

  •
  is not an immediate family member of a current or former executive officer of BellSouth or any of its subsidiaries;

  •
  has not been employed, or whose immediate family member has not been employed, within the preceding three years, as an executive officer of another company where any of BellSouth's current executives serve on that company's compensation committee;

  •
  has no personal interest in any significant transactions or business relationships with BellSouth that would create a conflict of interest;

  •
  has not been employed by a company providing services to BellSouth of a nature or magnitude that would compromise the objectivity of the Board member. A director will not be considered to meet this criteria if the director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company:

  (A)
  that accounts for at least 2% or $1 million, whichever is greater, of BellSouth's consolidated gross revenues; or

  (B)
  for which BellSouth accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues, until three years after falling below such threshold;

  •
  does not receive any significant direct or indirect compensation or benefits from BellSouth other than that received for services as a director. A director will be considered to receive significant compensation from BellSouth if the director receives, or an immediate family member of the director receives, more than $100,000 per year in direct compensation from BellSouth, other than standard compensation arrangements applicable to directors generally (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation; and

  •
  has not been affiliated with or an employee of, and whose immediate family member is not affiliated with or an employee of, BellSouth's present or former internal auditor or independent registered public accounting firm or its affiliates for at least three years after the end of such affiliation or auditing relationship.

Additionally, Audit Committee members must not receive any compensation from BellSouth other than directors' fees.

Independence of Directors

The Board annually assesses each director's independence by reviewing any potential conflicts of interest and outside affiliations, based on the standards of independence set forth above. The Board of Directors has determined that none of the non-employee directors has a material relationship with BellSouth and, therefore, they are independent for purposes of the New York Stock Exchange listing standards. The Board made its determination based on information furnished by all members regarding their relationships with BellSouth and research conducted by management. After reviewing the information, the Board determined that all of the non-employee directors are independent because:

  •
  they each satisfy the independence standards set forth above;

  •
  they each satisfy the independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934; and

  •
  they each satisfy the criteria for independence set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual.

Independence of Committee Members

Each of the members of the Audit, Director Nominating and Corporate Governance, and Executive Nominating and Compensation Committees is independent in accordance with the New York Stock Exchange listing standards and the director independence standards set forth above. No member of the Audit Committee receives any compensation from BellSouth other than directors' fees. The Executive Nominating and Compensation Committee members meet the additional standards applicable to "outside directors" under Internal Revenue Code Section 162(m).

Related Party Transactions

The independent directors listed in the following paragraphs are affiliated with companies that have business relationships with the Company. The Board of Directors has determined that none of these relationships is material and that the relationships do not prevent the directors from being "independent directors."

Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, located in Jackson, Mississippi. During 2004, two subsidiaries of BellSouth retained Phelps Dunbar regarding certain legal matters. The amount of fees paid to Phelps Dunbar for such services was approximately $120,000, which was less than 1% of the firm's gross revenues for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Anderson from being an "independent director," the Board took into account the fact that the fees paid to Phelps Dunbar are comparable to those paid to other law firms for similar services, and that the amount of fees paid to Phelps Dunbar by BellSouth is insignificant both to BellSouth and to the firm.

James H. Blanchard is Chief Executive Officer of Synovus Financial Corporation. Its subsidiary, Creative Financial Group, Ltd., provides financial planning services on a non-exclusive basis to employees of the Company under an employee benefit plan. The amount paid by the Company to Creative Financial Group under the plan was approximately $284,000 in 2004, which was less than 1% of Synovus' gross revenues for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Blanchard from being an "independent director," the Board took into account the fact that the fees paid to Creative Financial Group are comparable to those paid to other financial planning companies for similar services, and that the amount of fees paid to Creative Financial Group is insignificant both to BellSouth and to Synovus.

Director Nomination Process

One important element of corporate governance includes having a strong, independent Board of Directors that is accountable to the Company and its owners. BellSouth's By-laws provide that BellSouth's Board of Directors shall consist of no fewer than nine directors. As provided in its Charter, the Director Nominating and Corporate Governance Committee is responsible for identifying qualified individuals as candidates to become directors. The Committee seeks input from the Chairman of the Board, other Board members, and the Committee's professional search firm. It also considers and evaluates any candidates recommended by shareholders.

In accordance with the Company's Corporate Governance Principles, the Committee seeks to establish a Board that will bring to the Company a broad range of experience, knowledge and judgment. A candidate's breadth of experience should enable him or her to contribute meaningfully to the governance of a complex, multi-billion dollar enterprise. The candidate should not represent the interests of particular constituencies. When the Committee reviews a potential candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the current mix of director attributes. The Committee also considers such factors as the ethical standards of the candidate, as well as whether the candidate would be independent as defined in the Corporate Governance Principles and in the rules of the New York Stock Exchange.

The Committee expects a high level of involvement from the Company's directors and considers a candidate's current commitments, including service on other boards, to assess whether the candidate has sufficient time to devote to BellSouth Board duties.

The Committee believes that the Board as a whole should ideally have collective knowledge of and experience with respect to:

•	Corporate Governance	•	Competitive Positioning
•	Business	•	Legal/Public Policy/Government
•	Finance/Accounting	•	Economics
•	Corporate Strategy	•	Technology
•	Marketing/Consumer Brand Marketing	•	Industry Knowledge
•	Major Industry Restructuring

Shareholders who would like to recommend director candidates for consideration at the 2006 Annual Meeting of Shareholders should write to the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. This notification must be received by the Company between December 26, 2005 and February 8, 2006, and must provide information about the nominee's qualifications for Board membership and other information required by the By-laws. A copy of the By-laws is available on the Company's website, www.bellsouth.com/corporate_governance. Alternatively, a copy of the By-laws can be obtained by writing to the Corporate Secretary at the address set forth above. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the proxy statement (see "Shareholder Proposals for the 2006 Proxy Statement" on page 39), nor does it apply to questions a shareholder may want to ask at the meeting. The Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the proxy statement. The Company retains the discretion to vote proxies it receives with respect to director nominations received after February 8, 2006.

Director Attendance at Board, Committee and Annual Meetings

The Board of Directors held sixteen meetings in 2004, of which nine were regularly scheduled meetings and seven were specially called meetings. Average director attendance at all Board and committee meetings held during 2004, including special meetings, was 97%. Director attendance at all regularly scheduled Board meetings during 2004 was 100%.

It is BellSouth's policy that Board members should make every attempt to attend BellSouth's annual meetings of shareholders. All directors attended the 2004 Annual Meeting.

Executive Sessions of the Board

Non-employee directors meet throughout the year in regularly scheduled executive sessions without members of management. The non-employee directors met eight times during 2004 in executive sessions. The presiding director for each of these sessions is one of the Committee Chairs and is determined based upon the subject matter for discussion during the session.

Committees of the Board

The Board of Directors has five standing committees that assist the Board in carrying out its duties: the Audit Committee; the Director Nominating and Corporate Governance Committee; the Executive Nominating and Compensation Committee; the Finance/Strategic Planning Committee; and the Public Policy Committee. An additional Committee, the Executive Committee, meets only when called by the Chairman of the Board. The charter of each of these committees is available on the Company's website at www.bellsouth.com/corporate_governance and may be obtained, without charge, by contacting the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. Information regarding each of the Board's committees is shown on the following chart. The Audit Committee Charter is attached to this Proxy Statement as Exhibit B.

Committees of the Board

Committees	Members as of 12/31/2004	Primary Duties and Responsibilities of the Committee		2004 Meetings

Audit (See Committee Report on page 16.)	William S. Stavropoulos, Chair J. Hyatt Brown Kathleen F. Feldstein	• • • • • •	Oversees the integrity of the Company's financial statements. Reviews the qualifications, independence and performance of the independent registered public account firm ("accounting firm"). Reviews with the Chief Corporate Auditor and accounting firm the completeness of coverage of key risk areas, including the effective use of audit resources and the scope of the audit plan. Oversees the Company's system of internal controls. Oversees the performance of the Company's internal audit organization and accounting firm. Oversees the Company's system of compliance and business conduct.	9

Director Nominating and Corporate Governance (See Committee Report on page 15.)	Leo F. Mullin, Chair James P. Kelly Robin B. Smith	• • • • • •	Oversees and evaluates corporate governance issues and makes recommendations to the Board regarding governance principles and practices. Reviews the qualifications of and recommends nominees for election to the Board. Annually reviews the qualifications and independence of current directors. Recommends a corporate philosophy and strategy governing non- employee director compensation. Provides oversight of the Company's program of director compensation and benefits. Recommends and oversees a process for the annual assessment of performance of the Board and its Committees.	4

Executive Nominating and Compensation (See Committee Report on page 18.)	James P. Kelly, Chair Leo F. Mullin Robin B. Smith	• • • • •	Oversees the nomination and election of executive officers and oversees the executive officer succession plans. Oversees the Company's executive compensation and benefits program, including incentive compensation and equity-based compensation plans. Reviews and approves corporate goals and objectives relevant to CEO compensation. Evaluates the performance of the CEO and approves the annual salary, short-term bonus and long-term incentive compensation and other benefits of the CEO. Oversees the Company's qualified employee benefit plans. Oversees strategic human resources issues.	8

Finance/Strategic Planning	Armando M. Codina, Chair Reuben V. Anderson James H. Blanchard	• •	Reviews, approves or recommends to the full Board the long-term business goals and strategies of the Company, including strategic considerations in the allocation of corporate resources, such as establishing the dividend policy. Oversees the financial objectives and policies of the Company with respect to financial plans and treasury operations.	6

Public Policy	Reuben V. Anderson, Chair James H. Blanchard Armando M. Codina	• • •	Oversees and makes recommendations to the Board with respect to major public policy issues and legislation that may affect the business operations, financial performance or public image of the Company. Oversees the Company's plans and policies with respect to diversity and inclusion. Oversees the Company's political, civic, charitable, educational and philanthropic contributions and activities.	2

Executive	F. Duane Ackerman, Chair Reuben V. Anderson Armando M. Codina James P. Kelly Leo F. Mullin William S. Stavropoulos	•	Exercises the interim power and authority delegated to the
Committee at any time when any matter requires expeditious action by the Board of Directors or when it would not be practical for the
			full Board to meet to review or act upon any matter.	None

Audit Committee Financial Experts

The Board of Directors has determined that all members of the Audit Committee are "financially literate" as that term is used in the New York Stock Exchange listing standards. The Board has also determined that J. Hyatt Brown and William S. Stavropoulos, both of whom are members of the Audit Committee, are "audit committee financial experts" as defined by applicable Securities and Exchange Commission regulations.

Compensation Committee Interlocks and Insider Participation

The Executive Nominating and Compensation Committee consist of James P. Kelly, Leo F. Mullin, and Robin B. Smith. None of the members of the Executive Nominating and Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Director Compensation

The Director Nominating and Corporate Governance Committee is responsible for recommending compensation for the non-employee directors.

Annual Cash Retainer Fees:    Non-employee directors receive an annual cash retainer of $40,000. The Chair of each Board Committee receives an additional cash retainer of $5,000.

Meeting Fees:    Non-employee directors are paid $1,800 for attendance at each Board meeting and $1,500 for attendance at each Committee meeting.

Directors may defer all or a portion of their retainers and meeting fees under the Directors' Compensation Deferral Plan.

The following chart indicates amounts paid to each director in 2004 for retainers and meeting fees:

2004 Director Cash Compensation

Director	Annual Board/Committee Retainer	Board Meeting Fees	Committee Fees	Total

Reuben V. Anderson	$45,000	$28,800	$12,000	$85,800

James H. Blanchard	$40,000	$25,200	$13,500	$78,700

J. Hyatt Brown	$40,000	$28,800	$12,000	$80,800

Armando M. Codina	$45,000	$28,800	$12,000	$85,800

Kathleen F. Feldstein	$40,000	$28,800	$13,500	$82,300

James P. Kelly	$46,250	$27,000	$18,000	$91,250

Leo F. Mullin	$45,000	$27,000	$16,500	$88,500

Robin B. Smith	$40,000	$27,000	$18,000	$85,000

William S. Stavropoulos	$43,750	$28,800	$13,500	$86,050

Note: Mr. Ackerman receives no additional compensation for serving as a member of the Board of Directors. Also, Mr. Kelly became Chair of the Executive Nominating and Compensation Committee in late 2003 following the untimely death of the former Committee Chair. The Chair's retainer of $1,250 for the last quarter of 2003 was not paid to Mr. Kelly until 2004.

Annual Stock Grant:    Non-employee directors receive an annual grant of BellSouth stock valued at $35,000 on the grant date. In 2004, the non-employee directors each received 1,338 shares based on a per share grant price of $26.157.

Annual Stock Options:    Non-employee directors receive an annual grant of nonqualified stock options valued at $35,000 to purchase shares of BellSouth stock at an exercise price per share equal to the fair market value of the stock on the grant date. The options become exercisable one year after the grant date. In 2004, the non-employee directors each received 4,202 options with an exercise price per share of $26.030.

Stock Ownership Incentives:    To further link director and shareholder interests, BellSouth provides awards to each non-employee director who owns BellSouth stock with a value of at least five times the amount of the annual retainer for Board members. The director receives one additional nonqualified stock option for every two shares owned in excess of five times the retainer amount. The maximum number of additional options that may be granted annually to any director is 4,000 options. Directors only receive additional stock options for each excess share one time; thereafter, they must acquire additional shares in order to continue to receive additional stock options. The options become exercisable one year after the grant date.

In 2004, the following directors received grants of additional options at an exercise price per share of $26.030:

Director	Additional Options Granted in 2004	Director	Additional Options Granted in 2004
Reuben V. Anderson	1,227	James P. Kelly	1,662
James H. Blanchard	4,000	Leo F. Mullin	197
J. Hyatt Brown	4,000	Robin B. Smith	1,236
Armando M. Codina	4,000	William S. Stavropoulos	1,201
Kathleen F. Feldstein	1,690

The director realizes value from stock options only when the options are exercised, and only to the extent that the price of BellSouth stock on the exercise date exceeds the price of the stock on the grant date.

Other Benefits:    Non-employee directors also are provided death benefits and insurance covering any accidents occurring while traveling on BellSouth business. In 2004, the premiums paid by the Company for this insurance coverage were approximately $35.00 per director. BellSouth provides coverage for the directors and officers under its Directors' and Officers' Liability Insurance Policy.

Non-employee Directors' Charitable Contribution Program:    The Non-employee Directors' Charitable Contribution Program has been terminated with respect to new members of the Board. However, contributions will continue to be made through 2008 on behalf of the five directors who were members of the Board prior to January 1997. This program was designed to acknowledge the service of Company directors and to recognize the mutual interests of directors and the Company in supporting worthy institutions. The program provided that BellSouth would make contributions to educational or cultural organizations designated by the director. Directors were required to have five years of service on the Board or on the board of a BellSouth subsidiary to qualify for this program. The amount contributed by BellSouth increased with each year of service, up to a maximum contribution of $1 million, payable after ten years of service. All charitable deductions for tax purposes accrue solely to the Company and the individual directors derive no direct financial benefit from the program. In keeping with BellSouth's commitment to education, a total of $860,000 was paid in 2004 on behalf of the respective directors under this program to various colleges, universities and other educational and cultural organizations.

Communicating with BellSouth's Board of Directors

Shareholders and other interested parties who wish to communicate with the Company's non-employee directors may direct correspondence to a particular director, or to the non-employee directors as a group, by e-mail to Feedback.Directors@bellsouth.com or by addressing written correspondence to the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

The non-employee members of the Board of Directors have instructed the Corporate Secretary's office to initially review all communications directed to them. Communications which are not relevant to the duties and responsibilities of the Board are not reported to the Board. Such communications would include:

•	Spam	•	Resumes or other forms of job inquiries
•	Junk mail and mass mailings	•	Opinion surveys and polls
•	Product or service inquiries	•	Business solicitations or advertisements
•	New product or service suggestions

In order to expedite a response to the remaining communications, including communications regarding ordinary business matters, the non-employee directors have instructed management to research the issues and to respond on their behalf. The Corporate Secretary summarizes these communications for the Audit Committee and provides copies to the members of the Committee at their request. At each regular meeting, the Committee reviews the summary, which indicates whether the issues raised in the correspondence have been resolved. The Chair of the Audit Committee reports any significant matters to the full Board.

Any communication related to BellSouth's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. The Chair of the Audit Committee is advised promptly of any allegations pertaining to a serious accounting infraction involving senior managers of the Company or any other potentially material complaint. Any such matters are then investigated as directed by the Audit Committee. Results of such investigations are reported to the Board.

DIRECTOR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Director Nominating and Corporate Governance Committee of the BellSouth Board of Directors is a standing committee comprised of three non-employee directors who meet the independence requirements of the New York Stock Exchange (the "NYSE") listing standards and the Company's Corporate Governance Principles. We operate under a written Charter that is reviewed annually and was last revised and approved by the Board of Directors to be effective January 1, 2005. (See www.bellsouth.com/corporate_governance for a copy of the Committee's Charter.) Our agendas are established by the Committee members with input from the Committee secretary. We met four times in 2004.

During 2004, we conducted a review of the Company's corporate governance practices and procedures and compared them to emerging best practices and changes in the law, regulations and NYSE listing standards. We made recommendations to the Board to update these practices and to reflect the changes in the Company's Corporate Governance Principles. During 2004, we reviewed and recommended to the Board:

  •
  approval of revisions to the charter of each of the Board committees so that the charter conforms to the requirements of the Sarbanes-Oxley Act of 2002 (the "Act"), the Securities and Exchange Commission's rules implementing the provisions of the Act, and the NYSE's new rules dealing with corporate governance. All of the charters, as approved by the Board, may be found on the Company's website at www.bellsouth.com/corporate_governance;

  •
  the criteria for the selection of members of the Board of Directors;

  •
  the designation of a new Audit Committee Chair;

  •
  revisions to the Corporate Governance Principles concerning communications with non-employee directors;

  •
  the compensation payable to the directors for Board service (which did not change in 2004); and

  •
  director continuing education programs for 2005.

We also recommended changes to the annual Board assessment process, including the decision that all committees of the Board, in addition to those required to do so by the rules of the NYSE, would participate in an assessment of their performance. We conducted the 2004 assessment of the Board and each of its committees, engaging a third party firm to compile the data and assist in the analysis of the information. Each of the committees discussed its own assessment, and the Board reviewed the assessments of the committees and of the Board to determine whether any enhancements to existing practices were necessary.

We have engaged a director search firm to assist the Committee in identifying potential candidates for membership on the Board of Directors.

We reviewed each non-employee director's independence and affirmed that each is independent based on the independence standards outlined in the Corporate Governance Principles and in the NYSE director independence requirements. We reviewed the affiliations of the Chief Executive Officer and of the non-employee directors and confirmed that none of the directors has any affiliations that would adversely influence his or her judgment as a BellSouth director. Additionally, we reviewed the qualifications of each of the directors and determined that each nominee qualified for re-election. Consistent with the shareholders' approval in 2004 of an amendment to the Company's By-laws to provide for the annual election of directors, all director candidates have been nominated for election to a one-year term at the 2005 Annual Meeting of Shareholders.

Respectfully submitted by:

Leo F. Mullin (Chair)
James P. Kelly
Robin B. Smith

AUDIT COMMITTEE REPORT

The Audit Committee of the BellSouth Board of Directors is a standing committee comprised of three non-employee directors who meet the independence and expertise requirements of the listing standards of the New York Stock Exchange. Pursuant to those standards, all members of the Audit Committee are "financially literate." Further, pursuant to the rules of the Securities and Exchange Commission, the Board of Directors has determined that J. Hyatt Brown and William S. Stavropoulos qualify as "audit committee financial experts."

We operate under a written Charter that is reviewed annually and was last revised and approved by the Board of Directors to be effective January 1, 2005. Our Charter, which complies with all current regulatory requirements, is included in this Proxy Statement as Exhibit B.

Our agendas are established by the Committee members with input from the Committee secretary. We met nine times during 2004. We held private discussions with the Chief Corporate Auditor, the Chief Financial Officer, the General Counsel, other members of management and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"). We also met with Cingular Wireless' independent registered public accounting firm, Ernst & Young LLP.

During 2004, we reviewed with the Company's financial managers, the Chief Corporate Auditor and PwC the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by the auditors of the Company's system of internal control, the quality of the Company's financial reporting, and the Company's process for legal and regulatory compliance. We also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company's system of internal control, the financial reporting process and the assessment of the effectiveness of internal control over financial reporting. PwC is responsible for performing an integrated audit and issuing reports and opinions on the following:

  1.
  the Company's consolidated financial statements;

  2.
  the Company's internal control over financial reporting; and

  3.
  management's assessment of the effectiveness of the Company's internal control over financial reporting.

As provided in our Charter, our responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, PwC reports directly to us. We appointed PwC as the Company's independent registered public accounting firm, subject to shareholder ratification, and approved the compensation of the firm. We reviewed and approved all non-audit services performed by PwC during 2004 and determined that the provision of the services was compatible with maintaining PwC's independence.

PwC provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with PwC its independence.

We reviewed and discussed the 2004 consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting with management and PwC. We also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to us that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company's internal control over financial reporting was effective. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the 2004 Report to Shareholders and in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

William S. Stavropoulos (Chair)
J. Hyatt Brown
Kathleen F. Feldstein

FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees for professional services rendered by PwC during the past two years are set forth below. The Audit Committee has concluded that the provision of the non-audit services by PwC for the Company did not and does not impair PwC's independence. In addition, the Committee concluded that all fees paid to PwC were for services that are not prohibited by law. The Committee has established a guideline that the amount of "All other fees" cannot exceed the amount of "Audit fees."

	2003	2004
Audit fees(A)	$3,698,825	$5,835,000
Audit-related fees(B)	2,745,000	2,172,000
Tax fees(C)	55,300	78,050
All other fees(D)	1,772,500	392,400

Total fees paid to independent registered public accounting firm	$8,271,625	$8,477,450

(A)
Audit fees include fees for the audit of the Company's annual financial statements and the reviews of the Company's quarterly financial statements, and audit services related to statutory audits and regulatory filings. The increase in the amount of Audit fees from 2003 to 2004 relates primarily to testing associated with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

(B)
Audit-related fees were for services rendered that were reasonably related to the performance of the reviews of the Company's financial statements (but which are not included under Audit fees). Audit-related fees consisted principally of employee benefit plan audits and attestation-related services required by regulatory and governmental agencies.

(C)
Tax fees include fees for services relating to federal, state, and international technical tax advice. PwC does not provide any tax planning or compliance services to BellSouth executives.

(D)
All other fees include primarily fees for process reviews of the receivable management and outbound telemarketing processes.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by PwC. The Audit Committee will, on an annual basis, consider and approve the provision of audit and non-audit services by PwC that are not prohibited by law. Thereafter, the Audit Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by PwC which are not encompassed by the Audit Committee's annual pre-approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by PwC in the situations described above, provided that the Chair shall present any such decisions to the Audit Committee at its next regular meeting for ratification. None of the engagements pre-approved by the Committee during 2004 made use of the de minimus exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

EXECUTIVE NOMINATING AND COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Executive Nominating and Compensation Committee of the BellSouth Board of Directors is a standing committee composed of three non-employee directors who meet the independence requirements of the New York Stock Exchange listing standards and the Company's Corporate Governance Principles. We operate under a written Charter that is reviewed annually and was last revised and approved by the Board of Directors to be effective January 1, 2005. (See www.bellsouth.com/corporate_governance for a copy of the Committee's Charter.)

Our agendas are established by the Committee members with input from the Committee secretary. We met eight times during 2004. We are responsible for developing the Company's executive compensation philosophy and for overseeing the design of an executive compensation program consistent with that philosophy. We retain independent compensation consultants to assist us in discharging these responsibilities. We have sole authority to retain, terminate and approve the fees of the consultants. We met with our consultants several times during the year to seek their advice regarding the compensation of the Company's executive officers. In addition to regularly and specially called Committee meetings, the Committee Chair also sought the advice and counsel of our consultants on numerous occasions during the year.

Executive Compensation Philosophy

The Committee developed the executive compensation philosophy for BellSouth with two main goals in mind: 1) the total compensation structure should be competitive relative to an appropriate peer group; and 2) it should be a performance-based program that aligns the interests of officers of the Company with those of shareholders.

With regard to the first goal, we believe that the total compensation structure must be competitive with comparable companies with whom BellSouth competes for talent in order to attract and retain outstanding executives. As such, the Company benchmarks against executive compensation levels at comparable companies with revenues of $10 billion or more. These peer group companies are major telecommunications, cable and wireless companies such as AT&T Corp., Comcast Corporation, The DIRECTV Group, Nextel Communications Inc, Qwest Communications International Inc., SBC Communications Inc., Sprint Corporation and Verizon Communications Inc., and general industry companies that operate technology-oriented and/or capital intensive businesses (collectively, the "Peer Group Companies"). The independent compensation consultants that we have engaged assist us in evaluating the results obtained from this benchmarking and the application of those results in the design of the executive compensation program. With regard to the second goal, we believe that a significant portion of the compensation of the Company's officers should be performance-based.

The total compensation of the Company's officers is composed of three components: base salaries, annual incentive awards and long-term compensation. We apply the following core principles with respect to these components of the Company's executive compensation program:

  •
  Base salaries are targeted to the median level of salaries paid to officers with comparable responsibilities in the Peer Group Companies;

  •
  Annual incentive awards are dependent upon the Company's performance against established financial target levels and are adjusted for its financial performance relative to the other large regional communications companies;

  •
  Total cash compensation should reflect BellSouth's relative financial performance;

  •
  Long-term compensation links officers' rewards to the return realized by BellSouth shareholders, to internal metrics that drive shareholder value creation and to the performance of telecommunications industry peers.

The 2004 executive compensation program, including a specific discussion regarding the compensation of the Chief Executive Officer, is described below. The tables on pages 23 to 28 of this Proxy Statement describe the actual payments and awards to the named executive officers under this program.

Executive Compensation Review

During 2004, the Committee engaged independent compensation consultants to perform a review of the Company's executive compensation program. The consultants analyzed base pay and incentive plans provided by the Company for its executives. The consultants found the plans to be in accordance with sound compensation practices. The Committee has taken and continues to take its consultants' advice into consideration when making compensation-related decisions.

BellSouth Corporation Stock and Incentive Compensation Plan

We recommended a new BellSouth Corporation Stock and Incentive Compensation Plan (the "Stock Plan") to shareholders for approval in 2004. Our shareholders overwhelmingly approved the Stock Plan at the 2004 Annual Meeting of Shareholders by a vote of 87% of the shares voted. We designed the Stock Plan to be consistent with sound compensation and governance practices and to also allow the flexibility to provide incentive compensation that would align the interests of the officers and other managers of the Company with those of shareholders. Therefore, we designed the Plan so that it:

  •
  authorizes the grant of a maximum of 80 million shares, which would result in an overhang of only 10.5% (less than our Peer Group Companies);

  •
  prohibits stock option repricing;

  •
  precludes material amendments to the Stock Plan without shareholder approval;

  •
  requires a minimum of 3 years for vesting of restricted stock awards (with certain exceptions);

  •
  provides for awards of qualifying performance-based long-term compensation under Internal Revenue Code Section 162(m); and

  •
  provides for awards of qualifying performance-based annual incentive compensation under Internal Revenue Code Section 162(m).

Stock Ownership Guidelines

The Committee believes that tying the financial interests of BellSouth executives to those of the shareholders will result in enhanced shareholder value. Therefore, we have established executive stock ownership guidelines. Under these guidelines, the officers are expected to own BellSouth stock valued at between one and four times their individual base salary amounts, depending upon their position in the Company. Effective in 2004, upon the recommendation of the Chief Executive Officer, the guidelines were changed to provide that unvested restricted stock held by an executive no longer counts as ownership of BellSouth stock for the purposes of the guidelines. Since we have made restricted stock a more significant part of the annual long-term compensation of the Company's officers, the Chief Executive Officer believed that it should not count towards ownership goals until it vests. Additionally, we now require officers to hold restricted stock for one additional year after the shares vest. We believe that these actions better align the interests of the officers with those of the shareholders as more of their compensation will be subject to the same returns realized by shareholders over longer periods of time.

To incent officers to exceed the ownership targets, additional equity awards were granted to those who exceed the targets. In past years, an officer was awarded one incentive stock option for each new share by which his or her stock ownership exceeded the target. In 2004, thirty-five officers who exceeded their stock ownership targets received an aggregate of 124,879 incentive stock options. (See the Option/SAR Grants in 2004 table on page 25 for options awarded to the five named executive officers.)

Finally, during 2004, we changed the reward for exceeding the stock ownership guidelines. Instead of receiving incentive stock options, officers who exceed the ownership guidelines in 2004 will be awarded shares of restricted stock in 2005. An officer will be awarded one share of restricted stock for each three new shares by which his or her stock ownership exceeds the target. While the number of shares of restricted stock awarded under this plan will be relatively small, we continue to believe that a positive reward for exceeding the ownership requirements further enhances the alignment of officers' interests with shareholders' interests.

Base Salary

In 2004, the Committee established a target salary for each officer based upon his or her job responsibilities by utilizing market data from surveys, proxy materials of the Peer Group Companies and input from our consultants. We then determined each officer's actual 2004 salary treatment by taking into consideration Company and individual performance and the Chief Executive Officer's recommendation. (See the Summary Compensation Table on page 23.)

Annual Incentive Awards

The annual incentive awards for 2004 discussed in this Proxy Statement were awarded under the BellSouth Corporation Officer Short-Term Incentive Award Plan ("STIA Plan") approved by shareholders in 1996. We designed the STIA Plan with the intention of making a significant part of each executive's annual compensation performance-based. Annual incentive awards to the Company's Chief Executive Officer and the next four most highly compensated executives under the STIA Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, thus allowing the Company to fully deduct these payments. The STIA Plan establishes a maximum amount for officers in each level that can be awarded in any one year. The maximum is set as a percent of net income. Within these maximums, we then exercise our discretion to determine the amount of individual awards to be paid. In exercising this "negative" discretion, we consider financial and operating metrics against pre-established goals that we set at the beginning of the year, the Company's performance relative to other large regional telecommunications companies, and personal performance.

For each year we establish a target incentive award amount, determined as a percentage of base salary, for each officer. We design the target incentive award for each officer position to be competitive with awards granted at the Peer Group Companies and to drive performance that will enhance shareholder value in the near term. We establish performance components (e.g., net income, revenue and service levels) which vary depending upon an officer's particular job assignment. We then establish performance objectives, or targets, for each component. At the end of the year, we determine the percentage of achievement for each component. This percentage of achievement is then adjusted for the Company's performance for the year compared to the other large regional telecommunications companies, and an overall financial/operational percentage of achievement is determined.

For executives covered by Internal Revenue Code Section 162(m) (other than the Chief Executive Officer), the Committee considers this overall financial/operational level of achievement, as well as each executive's business unit's performance for the year and the executive's individual achievement of personal commitments, in exercising the negative discretion described above to determine the amount of individual awards to be paid. For all other officers, individual awards are based on recommendations from the Chief Executive Officer. His recommendation is based on the Company's overall financial/operational percentage of achievement, as well as the officer's business unit's performance for that year and the officer's individual achievement of personal commitments. The method used to determine the Chief Executive Officer's annual incentive award is discussed below in the section entitled "2004 Compensation for the Chief Executive Officer." (See the Summary Compensation Table on page 23 for 2004 annual incentive awards.)

Long-Term Incentive Program

We have designed BellSouth's long-term incentive program to focus the officer group on the achievement of the Company's goals over time. We believe officers must carefully weigh the short and long-term benefits or consequences of their decisions and effectively manage the business in a rapidly changing communications marketplace. They also must balance long-term business objectives with the need for a reasonable current return. Our intention is to incent the Company's officers to make the prudent business decisions necessary to maintain and enhance BellSouth's position in this competitive marketplace.

This philosophy is put into effect by basing the Company's long-term incentive compensation on the performance of BellSouth stock and the achievement of internal financial objectives set by the Committee. This is accomplished through grants of a combination of performance shares and restricted stock.

The Company, on its own initiative, implemented the expensing of stock options beginning in 2003 in response to investor views that this would improve the transparency of our financial statements. As a result, we believe that other types of long-term incentive vehicles are more appropriate than stock options in today's environment. Therefore, the mix of components for the long-term compensation portion of our executive officers' compensation was changed from one-half stock options, one-fourth performance shares and one-fourth restricted stock in 2003, to two-thirds performance shares and one-third restricted stock in 2004. In monitoring market trends over the past few years, we saw that long-term grant values were declining. As a result of this analysis, we also decreased the overall value of long-term grants by an average of approximately 20% in 2004.

In arriving at the number of performance shares and restricted shares granted to each officer for 2004, we applied an annual grant level percentage to each individual officer's base salary to establish target long-term compensation. This percentage was comparable to and designed to be competitive with the grant practices of the Peer Group Companies, as determined by examining external surveys, data from proxy statements and recommendations from our independent outside consultants. The number of performance shares and restricted shares awarded was determined by dividing the target long-term compensation by the average of the closing prices of a share of BellSouth common stock during the month of January 2004. We modified this amount further based on recommendations from the Chief Executive Officer regarding the individual officer's performance and expected future contribution to the Company.

Performance Shares: Performance shares granted in 2004 are tied to two metrics: (1) one-half of the performance shares are tied to the performance of BellSouth's Total Shareholder Return ("TSR") relative to the S&P 500 Integrated Telecommunication Services Index over a three-year performance period; and (2) one-half of the performance shares are based on the achievement of a Committee-approved internal financial objective using the Company's return on invested capital over the same three-year performance period. Officers can earn from 0% to 150% of each portion based on the level of achievement with respect to each metric as determined by a performance matrix we set at the beginning of the performance period. TSR is defined as stock price appreciation plus dividends. (See the Long-Term Incentive Plan Awards in 2004 table on page 26.)

Restricted Stock: The officer receives value from the restricted shares only if he or she remains employed by the Company on the vesting date. For further details regarding these awards, see the Summary Compensation Table and associated footnotes beginning on page 23.

We also awarded a special one-time grant of shares of restricted stock to some officers in 2004. This special grant was intended to reward the executives for their leadership during the recent communications industry turmoil. The special restricted shares will vest twelve months after grant. In accordance with our revised stock ownership guidelines, each officer will be required to hold the shares for an additional twelve months after vesting. Individual officers who have not met the stock ownership targets described above must continue to hold the shares until the targets are met. (See the Summary Compensation Table and associated footnote (D) on page 23.)

2004 Compensation for the Chief Executive Officer

Evaluation Procedure:    Our Committee has developed, with the approval of the full Board of Directors, a procedure for evaluating the Chief Executive Officer's performance. We annually review the Chief Executive Officer's accomplishments and conduct an evaluation of the Chief Executive Officer's performance. We discuss with the full Board of Directors the results of the Committee's evaluation and Mr. Kelly, the Committee Chair, reviews the results with the Chief Executive Officer. In determining the Chief Executive Officer's compensation for 2004, the Committee recognized that Company results have been impacted in recent years by volatility in the communications industry and a challenging regulatory environment. We believe that Mr. Ackerman has done an excellent job of guiding the Company through adverse industry conditions.

2004 Base Salary:    In determining Mr. Ackerman's base salary effective March 1, 2004, we reviewed his major accomplishments during 2003 and conducted an evaluation of his performance. We also asked our consultants to review reported base salary information for the chief executive officers in the Peer Group Companies. Based upon this evaluation and the consultants' review of relevant market data, we concluded that Mr. Ackerman's salary should be increased. However, at Mr. Ackerman's request (for the third year in a row), we did not increase his salary over the level paid in the prior year. (For further details, see the Summary Compensation Table on page 23.)

2004 Short-Term Incentive Award:    The Chief Executive Officer's annual incentive award for 2004 reported in this Proxy Statement was awarded under the BellSouth Corporation Officer Short-Term Incentive Award Plan ("STIA Plan") approved by shareholders in 1996. We designed the STIA Plan with the intention of making a significant part of the Chief Executive Officer's annual compensation performance-based. Annual incentive awards to the Company's Chief Executive Officer under the STIA Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, thus allowing the Company to fully deduct these payments. The STIA Plan establishes a maximum amount for the Chief Executive Officer that can be awarded in any one year. The maximum is set as a percent of net income. Within this maximum, we then exercise our discretion to determine the amount of the individual award to be paid. In exercising this negative discretion, we consider financial and operating metrics against pre-established goals that we set at the beginning of the year, the Company's performance relative to other large regional telecommunications companies, and personal performance.

Each year, with input from our consultants, a target incentive award amount is established as a percentage of base salary for the Chief Executive Officer. We design the target incentive award for the position to be competitive with awards granted at the Peer Group Companies and to drive performance that will enhance shareholder value in the near term.

To determine the annual incentive award for the Chief Executive Officer for 2004 performance to be paid in March 2005, we first considered the overall level of financial and operational achievement for 2004 determined by the same methodology described in the "Annual Incentive Awards" section on page 20. We next considered the Company's performance on a combination of metrics compared to the other large regional telecommunications companies. We then considered the results of the Chief Executive Officer's performance evaluation. Specifically, we recognized that in 2004, Mr. Ackerman continued to demonstrate strong leadership. We noted that, on a normalized basis, the Company exceeded the financial and operational objectives we set at the beginning of 2004 for the Communications Group, the Advertising & Publishing Group and the Latin America Group. The Company also successfully repositioned a significant part of its assets for growth in the future, through the acquisition of AT&T Wireless by Cingular Wireless and the sale of the Company's Latin American properties. All of this was accomplished while maintaining a strong balance sheet. After taking these factors into account, we then determined the percentage of the target incentive award and the resulting short-term incentive award, as shown in the Summary Compensation Table on page 23.

2004 Long-Term Incentive Award:    We determined Mr. Ackerman's March 1, 2004 long-term award of performance shares and restricted stock in the same fashion as the other officers described in the "Long-Term Incentive Program" above. (See the Long-Term Incentive Plan Awards in 2004 table on page 26 for more information regarding the performance shares.) As discussed above, Mr. Ackerman also received a special grant of restricted stock on March 1, 2004, as described in the Summary Compensation Table and associated footnotes, in recognition of BellSouth's performance relative to the industry over the last few years.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

The Committee is responsible for addressing issues associated with Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1 million the Company's tax deduction for certain compensation paid to the Company's most highly compensated executive officers. However, certain qualifying "performance-based" compensation (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which have been approved by shareholders) is not subject to the $1 million deduction limit.

The Committee carefully considers the impact of this rule in designing compensation programs for, and in making compensation decisions affecting, the Company's Section 162(m) covered executives (i.e., the Chief Executive Officer and next four most highly compensated officers) and designs certain components of their compensation to ensure full deductibility. In 2004, the Company's shareholders approved a new Stock and Incentive Compensation Plan under which long-term and short-term (bonus) awards will be made to Company management. As was the case with the prior shareholder approved plans which the new Plan replaced, many of the types of awards authorized under this Plan would be qualifying "performance-based" compensation for purposes of Section 162(m). As a result, such awards would not count toward the $1 million deduction limitation.

The Committee believes, however, that in some circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Given our dynamic and rapidly changing industry and business, as well as the competitive market for outstanding leadership talent, we believe that it is important for the Committee to retain the flexibility to design compensation programs consistent with its executive compensation philosophy for BellSouth, even if some executive compensation is not fully deductible. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future, when appropriate.

Respectfully submitted by:

James P. Kelly (Chair)
Leo F. Mullin
Robin B. Smith

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The table below shows, for the last three years, the compensation paid or accrued by BellSouth and its subsidiaries to each of the five named executive officers.

SUMMARY COMPENSATION TABLE
($000)

		Annual Compensation							Long-Term Compensation
									Awards			Payouts
Name and Principal Position	Year	Salary ($)			Bonus ($)(B)		Other Annual Compen- sation ($)(C)		Restricted Stock Awards ($)(D)		Securities Underlying Options/SARs (#)	LTIP Payouts ($)(E)		All Other Compensation ($)(F)

F. Duane Ackerman Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$ $ $	1,365.0 1,365.0 1,327.9	(A)	$ $ $	2,701.0 2,939.0 991.3	$ $ $	66.3 244.2 134.3	$ $ $	4,553.4 2,590.1 0.0	3,792 761,524 915,154	$ $ $	2,349.0 0.0 0.0	$ $ $	201.6 417.0 228.5

Ronald M. Dykes Chief Financial Officer	2004 2003 2002	$ $ $	676.3 658.2 620.2	(A)	$ $ $	1,200.0 1,278.2 518.1	$ $ $	14.5 105.4 17.4	$ $ $	1,514.1 964.5 0.0	3,792 286,024 270,254	$ $ $	687.8 0.0 0.0	$ $ $	116.1 213.8 92.0

Mark L. Feidler(G) Chief Operating Officer	2004 2003 2002		$615.0			$1,070.9		$8.8		$1,992.3	184,400		$415.6		$51.5

Richard A. Anderson Vice Chairman — Planning and Administration	2004 2003 2002	$ $ $	623.8 609.7 578.7	(A)	$ $ $	1,010.0 1,144.8 418.6	$ $ $	11.3 78.2 8.8	$ $ $	1,301.0 893.5 0.0	3,792 265,224 250,554	$ $ $	638.0 0.0 0.0	$ $ $	41.8 131.3 47.3

Francis A. Dramis, Jr. Chief Information, E-Commerce and Security Officer	2004 2003 2002	$ $ $	602.0 588.8 557.3	(A)	$ $ $	1,001.4 1,060.8 430.0	$ $ $	21.6 28.5 26.4	$ $ $	1,201.3 825.7 0.0	3,792 245,524 232,954	$ $ $	591.8 0.0 0.0	$ $ $	50.4 51.7 50.0

(A)
The amounts reported for 2002 for Messrs. Ackerman, Dykes, Anderson and Dramis reflect salary reductions of $26.3, $12.3, $11.3 and $11.0, respectively, for unpaid furloughs, i.e., voluntary time off without pay, taken during 2002.

(B)
These amounts were earned under the BellSouth Corporation Officer Short-Term Incentive Award Plan.

(C)
The amounts reported for Mr. Ackerman for 2004 include $11.3 for tax payments made by the Company on behalf of Mr. Ackerman, $23.5 for automobile allowance and related costs, and $17.3 for personal use of Company aircraft. The amounts reported for Mr. Ackerman for 2003 include $184.2 for tax payments made by the Company on behalf of Mr. Ackerman, $25.1 for automobile allowance and related costs, and $16.4 for personal use of Company aircraft. The amounts reported for Mr. Ackerman for 2002 include $73.2 for tax payments made by the Company on behalf of Mr. Ackerman and $25.2 for personal use of Company aircraft. The Board of Directors requires that Mr. Ackerman use Company aircraft for all travel, and the amounts disclosed for personal use of Company aircraft are based on the incremental cost of such use. The amounts shown for Messrs. Dykes, Feidler, Anderson and Dramis represent tax payments made by the Company on behalf of each of these officers.

(D)
This item shows the grant date value of restricted stock awards, with the exception of restricted stock awarded to Mr. Feidler in connection with his employment-related agreement (see note (G) below), which is valued using the closing price of BellSouth common stock on January 2, 2004. During 2004, Messrs. Ackerman and Dykes received awards of 136,500 and 38,200 shares of restricted stock, respectively, of which one third vested on March 1, 2005, and one third will vest on March 1 of 2006 and 2007. Also during 2004, Messrs. Feidler, Anderson and Dramis received awards of 31,450, 32,000 and 30,900 shares of restricted stock, respectively, which will vest in full on March 1, 2007. Furthermore, Messrs. Ackerman, Dykes, Feidler, Anderson and Dramis received awards of 28,000, 16,500, 10,600, 15,000 and 12,500 shares of restricted stock, respectively, which vested in full on March 1, 2005. Mr. Feidler received an award during 2004 of 29,300 shares of restricted stock that will vest in full on December 31, 2005. It is BellSouth's policy that executive officers must hold shares of restricted stock for one year following the vesting date. Shares can be sold to provide proceeds to cover tax obligations on the vesting date. Additionally, each named executive officer receives annual awards of performance shares that are subject to performance criteria under which actual shares earned can range from 0% to 150% of the shares awarded, as discussed in "Long-Term

  Incentive Plan Awards in 2004" on page 26. At December 31, 2004, the aggregate number and value of all unvested shares of restricted stock and performance shares (assuming target performance) held by each named executive officer were as follows:

	Aggregate Number of Restricted Shares Held	Aggregate Number of Performance Shares Held	Total Value at December 31, 2004

F. Duane Ackerman	265,576	393,300	$18,310.2

Ronald M. Dykes	69,634	121,200	$5,303.3

Mark L. Feidler	71,350	92,200	$4,545.1

Richard A. Anderson	121,834	105,500	$6,317.6

Francis A. Dramis, Jr.	115,084	100,150	$5,981.4

These values are based on the closing price of $27.79 of BellSouth common stock on the New York Stock Exchange on December 31, 2004. Dividends are paid on all shares of restricted stock at the same rate as the dividend rate received by all shareholders. At the end of the performance period, dividends are paid on all performance shares earned at the same rate as the dividend rate received by all shareholders during the performance period.

(E)
These amounts represent cash payments made with respect to performance shares granted for the three-year performance period 2002 through 2004 to the named executive officers. The determination of the actual number of performance shares earned was based on BellSouth's annualized Total Shareholder Return ("TSR") over the performance period in comparison to the TSR of a peer group of seven telecommunications companies. TSR is defined as stock price appreciation plus dividends. BellSouth's annualized TSR for the performance period was -8.1% as compared to the peer group TSR of -6.4%, resulting in actual shares earned of 80% of the performance shares awarded in 2002. The payment amounts in the table above were calculated by multiplying the actual number of shares earned by the average BellSouth stock price for the last five trading days of 2004 and the first five trading days of 2005. The payment amounts also include an amount equal to cash dividends paid during the performance period on one share of BellSouth stock multiplied by the actual number of performance shares earned.

(F)
Included in this category for 2004 are amounts for the five named executive officers for: (1) above-market interest on voluntary salary deferrals under nonqualified deferred compensation plans, $145.1, $75.0, $24.8, $14.3 and $2.4, respectively; (2) Company matching contributions to certain employee benefit plans, $7.2, $8.3, $5.5, $7.7 and $7.8, respectively; (3) benefits substantially equal to Company matching contributions that could not be provided under employee savings plans because of limitations under the Internal Revenue Code or on amounts deferred from compensation, $49.3, $19.8, $16.3, $18.1 and $17.2, respectively; and (4) the value of life insurance premiums paid by the Company, $0.0, $13.0, $4.9, $1.7 and $23.0, respectively.

(G)
Mr. Feidler was rehired effective January 1, 2004; therefore, no information for prior periods is reported. In addition to the amounts shown in the table, pursuant to his employment-related agreement with the Company, we also paid Mr. Feidler the amount of $730.6 to compensate him for the 2003 bonus he forfeited when he left his former employer, Cingular. As disclosed previously, in 2003, prior to rejoining the Company, Mr. Feidler received a payment of approximately $12,500.0 pursuant to a pre-existing agreement with the Company. For a description of both of Mr. Feidler's agreements with the Company, see "Executive Employment Agreements and Other Retirement and Change in Control Arrangements—Agreements with Mr. Feidler" on page 28.

Stock Options and Stock Appreciation Rights

The following table contains information concerning the grant of stock options to the five named executive officers during 2004. These options were granted under the provisions of the BellSouth Corporation Stock Plan, prior to its replacement by the BellSouth Corporation Stock and Incentive Compensation Plan that was approved by shareholders in 2004. Stock options were not granted as part of the 2004 long-term compensation awards. See "Executive Nominating and Compensation Committee Report on Executive Compensation" on page 18. The amounts shown below include incentive stock options awarded to certain officers who exceeded their stock ownership target levels as well as a special grant to Mr. Feidler. See notes (A) and (B) below. No stock appreciation rights were granted to officers in 2004. The Company utilized the Black-Scholes option-pricing methodology to develop the theoretical values set forth under the "Grant Date Value" column. The officer realizes value from the stock options only to the extent that the price of BellSouth stock on the date the officer exercises the options exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated below. These amounts should not be used to predict stock performance.

OPTION / SAR GRANTS IN 2004

Individual Grants						Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted		% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($000)

F. Duane Ackerman	3,792(A	)	1.22%	$26.37	4/26/14	$20.6(C)

Ronald M. Dykes	3,792(A	)	1.22%	$26.37	4/26/14	$20.6(C)

Mark L. Feidler	184,400(B	)	59.09%	$28.24	1/2/14	$1,090.5(D)

Richard A. Anderson	3,792(A	)	1.22%	$26.37	4/26/14	$20.6(C)

Francis A. Dramis, Jr.	3,792(A	)	1.22%	$26.37	4/26/14	$20.6(C)

(A)
Incentive stock options were awarded to certain officers based on their achievement of ownership of specified levels of Company stock as established by the Board of Directors. These options, which have exercise prices equal to the fair market value of BellSouth stock on the grant date, are exercisable six months from the grant date. See "Executive Nominating and Compensation Committee Report on Executive Compensation" on page 18.

(B)
Nonqualified stock options were granted to Mr. Feidler pursuant to the terms of his employment-related agreement to replace forfeited long-term compensation from Cingular. These options, which have an exercise price equal to the fair market value of BellSouth stock on the grant date, become exercisable three years from the grant date and vest immediately in the event of a change in control.

(C)
This value was determined using the standard application of the Black-Scholes option-pricing methodology using the following assumptions: volatility of 29%, dividend yield of 3.79%, and a risk-free rate of return of 3.55% based on options being outstanding for a five-year term.

(D)
This value was determined using the standard application of the Black-Scholes option-pricing methodology using the following assumptions: volatility of 29%, dividend yield of 3.54%, and a risk-free rate of return of 3.34% based on options being outstanding for a five-year term.

Option/SAR Exercises and Holdings

The following table sets forth information with respect to the five named executive officers concerning the exercise of options/SARs during 2004 and unexercised options/SARs held on December 31, 2004.

AGGREGATED OPTION / SAR EXERCISES IN 2004
AND FISCAL YEAR-END OPTION / SAR VALUES

			Number of Securities Underlying Unexercised Options / SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options / SARs at Fiscal Year-End ($000)(A)
	Number of Securities Underlying Options/SARs Exercised
		Value Realized ($000)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

F. Duane Ackerman	0	$0.0	3,927,274	2,208,868	$3,937.5	$4,661.8

Ronald M. Dykes	0	$0.0	856,928	548,900	$20.9	$1,735.1

Mark L. Feidler	0	$0.0	160,700	184,400	$0.0	$0.0

Richard A. Anderson	0	$0.0	713,655	508,400	$403.9	$1,607.1

Francis A. Dramis, Jr.	0	$0.0	573,570	471,100	$20.9	$1,485.8

(A)
Based on $27.90, which is the average of the high and low price of BellSouth common stock on the New York Stock Exchange on December 31, 2004.

Long-Term Incentive Plan Awards in 2004

The following table provides information concerning awards of performance shares made to the named executive officers during 2004 under the BellSouth Corporation Stock Plan, prior to its replacement by the BellSouth Corporation Stock and Incentive Compensation Plan that was approved by shareholders in 2004. The specific terms that differ for each award granted in 2004 are described in notes (A), (B), and (C) below the table. For purposes of the discussion in these notes, Total Shareholder Return ("TSR") is defined as stock price appreciation plus dividends. The terms of all 2004 awards provide that any cash payment earned is made in two installments: the first installment is paid after the end of the performance period, and the second installment is paid six months later. If a participant terminates employment due to death, disability or retirement, the participant receives a prorated payment based on actual performance at the end of the performance period. Furthermore, in the event of a change in control, the performance period is modified and participants receive prorated payments based on the modified performance period.

LONG-TERM INCENTIVE PLAN AWARDS IN 2004

				Estimated Future Payout Under Non-Stock Price-Based Plans (D)
Name	Number of Shares, Units or Other Rights		Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)

F. Duane Ackerman	273,000(A	)	2004-2006	136,500	273,000	409,500

Ronald M. Dykes	76,400(A	)	2004-2006	38,200	76,400	114,600

Mark L. Feidler	62,900(A 29,300(B 17,100(C	) ) )	2004-2006 2003-2005 2002-2004	31,450 14,650 8,550	62,900 29,300 17,100	94,350 43,950 25,650

Richard A. Anderson	64,000(A	)	2004-2006	32,000	64,000	96,000

Francis A. Dramis, Jr.	61,800(A	)	2004-2006	30,900	61,800	92,700

(A)
Each participant's award is subject to two sets of performance criteria; each set of performance criteria applies to 50% of the shares awarded. For 50% of the award, the determination of the actual number of performance shares earned is based on BellSouth's annualized TSR over the three-year performance period from 2004 through 2006 in comparison to the TSR of the S&P 500 Integrated Telecommunication Services Index. For the remaining 50% of the award, the determination of the actual number of performance shares earned is based on BellSouth's average Return on Invested Capital ("ROIC") over the three-year performance period from 2004 through 2006. The actual number of performance shares that can be earned under each set of performance criteria ranges from 0% to 150% of the related component of the participant's performance share award. For each performance share earned, participants receive a cash payment equal to the average fair market value of a share of BellSouth stock for all trading days during the last three months of the performance period. In addition, after the end of the performance period, participants receive a cash payment equal to the amount of cash dividends paid on one share of BellSouth stock during the performance period multiplied by the number of performance shares earned.

(B)
This performance share award was made pursuant to the terms of Mr. Feidler's employment-related agreement effective January 1, 2004. The award is subject to the terms and conditions applicable to performance share awards made to Company executives during 2003. The terms of these awards provide that the determination of the actual number of performance shares earned is based on BellSouth's annualized TSR over the three-year performance period from 2003 through 2005 in comparison to the TSR of the S&P 500 Integrated Telecommunication Services Index. The actual number of performance shares that can be earned ranges from 0% to 150% of a participant's performance share award. For each performance share earned, participants receive a cash payment equal to the average fair market value of a share of BellSouth stock for the last five trading days preceding, and the first five trading days following, the last day of the performance period. In addition, after the end of the performance period, participants receive a cash payment equal to the amount of cash dividends paid on one share of BellSouth stock during the performance period multiplied by the number of performance shares earned.

(C)
This performance share award was made pursuant to the terms of Mr. Feidler's employment-related agreement effective January 1, 2004. The award is subject to the terms and conditions applicable to performance share awards made to Company executives during 2002. The terms of these awards provide that the determination of the actual number of performance shares earned is based on BellSouth's annualized TSR over the three-year performance period from 2002 through 2004 in comparison to the TSR of a peer group of seven telecommunications companies. The actual number of performance shares that can be earned ranges from 0% to 150% of a participant's performance share award. For each performance share earned, participants receive a cash payment equal to the average fair market value of a share of BellSouth stock for the last five trading days preceding, and the first five trading days following, the last day of the performance period. In addition, after the end of the performance period, participants receive a cash payment equal to the amount of cash dividends paid on one share of BellSouth stock during the performance period multiplied by the number of performance shares earned. The actual cash payment to be received by Mr. Feidler in 2005 with respect to these performance shares is reflected in the "LTIP Payouts" column of the Summary Compensation Table on page 23.

(D)
This plan is a stock price-based plan in that the final cash payment amount at the end of the performance period is determined by multiplying a specified stock price by the number of shares earned, then adding dividends on the shares earned to the result, as explained above. However, we have chosen to display the ranges of numbers of shares that can be earned by each named executive officer under the terms of the 2004 awards. If our performance in each respective measure is below the threshold levels specified in the terms of the awards, no performance shares will be earned with respect to that measure. If the Company's performance in each respective measure exceeds the threshold performance level specified in the terms of the awards, a varying number of performance shares up to the maximum will be earned with respect to that measure.

Pension and Other Retirement Benefits

The following table shows the estimated single life annual pension annuity benefit provided to eligible participants under the BellSouth Personal Retirement Account Pension Plan and the BellSouth Supplemental Executive Retirement Plan ("SERP") combined, based on the specified remuneration levels and years of credited service. The SERP provides benefits in excess of amounts permitted by certain Internal Revenue Code provisions on qualified benefit plans and provides for equivalent lump sum distributions following retirement, as an alternative to a monthly annuity. Certain officers are required to wait two years following retirement to receive the lump sum distribution, if elected. Both of the Company's qualified pension plans for management and craft employees provide for a lump sum payment option. The amounts set forth as payable in the table below assume an undiscounted retirement age and are reduced, in accordance with the SERP, by an average Social Security Primary Insurance Benefit determined annually to be payable at age sixty-five.

PENSION PLAN TABLE
($000)

	Years of Service
Remuneration	5	10	15	20	25	30	35	40

$ 900	$68.0	$158.0	$248.0	$338.0	$405.5	$473.0	$518.0	$563.0

1,100	88.0	198.0	308.0	418.0	500.5	583.0	638.0	693.0

1,300	108.0	238.0	368.0	498.0	595.5	693.0	758.0	823.0

1,500	128.0	278.0	428.0	578.0	690.5	803.0	878.0	953.0

2,000	178.0	378.0	578.0	778.0	928.0	1,078.0	1,178.0	1,278.0

2,600	238.0	498.0	758.0	1,018.0	1,213.0	1,408.0	1,538.0	1,668.0

3,300	308.0	638.0	968.0	1,298.0	1,545.5	1,793.0	1,958.0	2,123.0

3,800	358.0	738.0	1,118.0	1,498.0	1,783.0	2,068.0	2,258.0	2,448.0

Pension benefits are based on the average compensation (salary and bonus) over the five-year period preceding retirement. Therefore, the covered compensation presented in the table below for the five named executive officers is based upon the last five-year average of pension eligible compensation actually paid and, as such, will differ from the salary and bonus amounts set forth in the Summary Compensation Table on page 23. In addition, the number of whole years of credited service attained in 2004 is presented.

Name	Covered Compensation ($000)	Years of Service (#)

F. Duane Ackerman	$3,358.0	40

Ronald M. Dykes	$1,464.3	33

Mark L. Feidler	$1,099.4	13	(A)

Richard A. Anderson	$1,156.6	23

Francis A. Dramis, Jr.	$1,265.8	6

(A)
For purposes of SERP benefits, Mr. Feidler's years of service include two years of service at Cingular, the Company's 40% owned joint venture with SBC Communications Inc., as well as ten years of service with the Company prior to his transfer to Cingular. All SERP participants who transferred employment to Cingular at its formation remained as participants in the Company plan, accruing service and earnings through December 31, 2006.

Executive Employment Agreements and Other Retirement and Change In Control Arrangements

Agreement with Mr. Ackerman:    Upon Mr. Ackerman's election to the positions of Chairman of the Board, President and Chief Executive Officer, the Company entered into a retirement agreement with him, which became effective November 23, 1998. The agreement was designed to incent Mr. Ackerman to remain with the Company beyond the age of sixty and to link compensation under the agreement to the Company's performance.

Pursuant to the retirement agreement, Mr. Ackerman was awarded 152,440 shares of restricted stock and 1,348,918 nonqualified stock options. These shares of restricted stock vest and these options become exercisable over a period of five years, beginning with a 20% increment on Mr. Ackerman's sixtieth birthday, followed by subsequent 20% increments on his sixty-first, sixty-second, sixty-third and sixty-fourth birthdays, provided he remains employed by the Company on each relevant date.

Upon Mr. Ackerman's retirement on or after his sixty-fifth birthday (or earlier, with the consent of the Board of Directors), he would be entitled to an enhanced nonqualified pension benefit for life, and certain perquisites (e.g., financial counseling for seven years and office space for life). Upon such retirement, the restricted stock would become fully vested and the options would become fully exercisable.

The agreement provides for a severance payment to Mr. Ackerman in the event his employment is terminated by the Company other than for cause, or if Mr. Ackerman initiates termination for good reason (a constructive discharge), prior to his sixty-fifth birthday. The amount of such payment would be equal to two times his annual base pay in effect at the termination date plus two times his standard bonus for the year of termination. Mr. Ackerman would receive a bonus for the year of such termination in an amount no less than his standard bonus. In addition, the restricted stock would become fully vested and the options would become fully exercisable.

Finally, the agreement provides that, in the event Mr. Ackerman dies or becomes disabled while still employed by the Company, he or his estate will be paid an amount equal to two times his base pay plus two times his standard bonus for the year in which the event occurs. If such event occurs after Mr. Ackerman's sixtieth birthday, the restricted stock would become fully vested and the options would become fully exercisable.

Agreements with Mr. Feidler:    In connection with Mr. Feidler's return to the Company from Cingular, the Company entered into an employment related agreement with him effective with the commencement of his re-employment on January 1, 2004. Under this agreement, Mr. Feidler received equity awards to replace long-term compensation awards from Cingular that were forfeited upon termination of his Cingular employment. Specifically, Mr. Feidler was granted 29,300 shares of restricted stock vesting on December 31, 2005, 184,400 nonqualified stock options vesting on March 1, 2006, 17,100 BellSouth 2002 performance shares and 29,300 BellSouth 2003 performance shares. In addition, in connection with forfeited stock appreciation rights linked to the share prices of common shares of Cingular's parent companies (BellSouth and SBC Communications Inc.), Mr. Feidler may receive additional shares of BellSouth common stock on each of March 1, 2005 and March 1, 2006, having a value on each date not to exceed approximately $488,000.

To compensate Mr. Feidler for his forfeited Cingular 2003 annual bonus, BellSouth paid him $730,600. The agreement also coordinates transition of certain nonqualified executive benefits from Cingular to BellSouth, provides for an enhanced pension under BellSouth's SERP if Mr. Feidler remains employed by BellSouth through 2008, and provides for a separation payment of two times base pay plus two times standard bonus for the year of separation if the Company initiates termination other than for cause or if Mr. Feidler initiates termination for good reason.

In June 2000, BellSouth entered into an agreement with Mr. Feidler in connection with his joining Cingular, which was then a newly formed, 40% owned joint venture with SBC Communications Inc. Prior to joining Cingular, Mr. Feidler had led BellSouth's wireless operations as President of BellSouth Wireless Services for approximately four years. The Company believed that it was important to BellSouth's shareholders that Mr. Feidler join Cingular in order to provide it with the benefit of his experience and leadership. The June 2000 agreement was intended to incent Mr. Feidler to take the risk of resigning from his position with BellSouth to join this new entity as its Chief Operating Officer and to decline a competing employment offer. The terms of the agreement protected Mr. Feidler against the loss of accrued long-term compensation and responded to the competitive offer. The agreement required Mr. Feidler to remain at Cingular through the end of 2003, which he did. He received a payment of approximately $12,500,000 from BellSouth pursuant to the terms of the agreement. The agreement with Mr. Feidler was terminated when he left his position with Cingular.

Other Special Executive Agreements:    As part of its continuing efforts to retain and motivate its executive talent, during 2000, the Company entered into special agreements with Messrs. Dykes, Anderson and Dramis. Mr. Dykes' agreement has subsequently been modified, as described below. Mr. Anderson's and Mr. Dramis' agreements each provide for a special grant of 100,000 shares of restricted stock that will vest over a period of five years, with one third of the shares vesting at the end of each of the third, fourth and fifth years after grant. These agreements also provide for an enhanced pension under the BellSouth Supplemental Executive Retirement Plan ("SERP"). In Mr. Anderson's case, the enhanced SERP benefit is provided if he remains an employee of BellSouth for at least ten years after signing the agreement. In Mr. Dramis' case, the enhanced SERP is provided if he remains an employee of BellSouth at least until age fifty-eight. The agreements also provide for a separation payment of two times base pay plus two times their standard bonus for the year in which the separation occurs, if the Company initiates termination other than for cause, or if the executive initiates termination for good reason (a constructive discharge). If such separation occurs prior to the executive becoming retirement eligible, the executive will also receive a cash payment to offset a portion of the value of his unvested options and will be treated under SERP, deferred compensation, and life insurance programs as if he had been retirement eligible. Each agreement contains provisions prohibiting competition with BellSouth and solicitation of BellSouth employees for a period of time following separation.

During 2003 Mr. Dykes' agreement with the Company was modified to provide additional incentives for Mr. Dykes to continue his employment with the Company through December 2006 and additional protection against loss of his benefits during that period. If he (1) is terminated other than for cause before December 31, 2006, or (2) initiates termination for good reason before December 31, 2006, or (3) voluntarily retires on or after December 31, 2006, or (4) dies or becomes disabled before December 31, 2006, he will be entitled to an enhancement to his pension under SERP, a separation payment of two times base pay plus one times standard bonus for the year of separation and the full value of any annual grants (vested and nonvested) under the officer annual long-term incentive plan. If Mr. Dykes voluntarily retires on or after December 31, 2003 but before December 31, 2006, he will be entitled to a lesser enhancement to his pension under SERP, a separation payment of two times base pay plus one times standard bonus for the year of separation.

Change In Control Agreements:    The Company has also entered into severance agreements (which are presently effective until January 1, 2006) with the named executive officers that provide specified payments and enhanced benefits in the event of involuntary termination of employment incident to a change in control of the Company. In such event, in their current positions, each of Messrs. Ackerman, Dykes, Feidler, Anderson and Dramis would receive payment of an amount equal to three times his annual base pay plus three times his standard annual bonus, plus an immediate cash-out of his bonus for the year of termination (equal to the greater of the full standard bonus for such year or such bonus based on actual performance results through the date of termination). All benefits of each such executive officer under nonqualified deferred compensation plans, supplemental retirement plans, and similar arrangements would in such event be immediately vested and nonforfeitable. These agreements also provide for certain "gross up" payments to compensate these executive officers for any excise taxes incurred in connection with these benefits, and reimbursement for certain outplacement services.

A covered executive officer will be entitled to the benefits under these change in control severance agreements if, within two years after the occurrence of a change in control, his employment is terminated by the Company (other than for cause) or by the executive for good reason. A "change in control" is defined for purposes of these agreements as: (1) the acquisition by a party or certain related parties of 20% or more of the Company's voting securities; (2) a turnover in a majority of the Board of Directors in any period of two consecutive years; (3) a merger or similar transaction after which the Company's shareholders hold 70% or less of the voting securities of the surviving entity; (4) the sale or disposition of a subsidiary or assets which produced for the most recent fiscal year more than 30% of the Company's total operating revenues or net income; or (5) the liquidation of the Company or sale of substantially all of its assets.

Should any of the named executive officers become entitled to the benefits described in both his agreement discussed above and his change in control severance agreement, non-duplication provisions will prevent him from becoming entitled to benefits under both.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following tables set forth beneficial ownership of shares of BellSouth common stock by each director, by each executive officer named in the Summary Compensation Table on page 23, by all directors and executive officers as a group, and by the only persons or entities known to BellSouth to beneficially own more than 5% of the outstanding shares of our common stock as of February 1, 2005 (or such other date as indicated below).

Stock Ownership of Directors and Executive Officers

	Beneficial Ownership as of February 1, 2005
Directors/Executive Officers	Current Beneficial Holdings	Shares Subject to Options (A)	Shares and Stock Units Held Under Deferral Plans (B)	Total

F. Duane Ackerman	483,704	4,839,174	112,823	5,435,701

Richard A. Anderson	159,849	960,955	9,441	1,130,245

Reuben V. Anderson	5,495	36,298	19,709	61,502

James H. Blanchard	25,742	53,641	36,237	115,620

J. Hyatt Brown	82,112	48,089	14,079	144,280

Armando M. Codina	59,041	47,862	28,060	134,963

Francis A. Dramis, Jr.	143,420	803,270	0	946,690

Ronald M. Dykes	165,496	1,123,928	32,816	1,322,240

Mark L. Feidler	90,296	160,700	7,721	258,717

Kathleen F. Feldstein	2,000	23,252	17,625	42,877

James P. Kelly	2,000	17,825	17,094	36,919

Leo F. Mullin	16,484	34,125	12,928	63,537

Robin B. Smith	4,000	40,308	16,158	60,466

William S. Stavropoulos	6,400	30,462	20,852	57,714

Directors and Executive Officers as a group (17 persons)	1,448,017	9,144,850	373,168	10,966,035	*

*
These shares represent in the aggregate less than one percent of the outstanding shares.

(A)
Represents shares that may be acquired currently or within sixty days after February 1, 2005 through the exercise of stock options. The exercise price of options is the market price of BellSouth stock on the date of grant and is not discounted. Directors and officers realize value from options only when exercised and only to the extent that the price of BellSouth stock on the exercise date exceeds the price of the stock on the grant date.

(B)
Represents shares of BellSouth stock, phantom stock units and units representing accrued dividends, receipt of which has been deferred pursuant to various deferral plans. The phantom stock units are payable in cash, but track the performance of BellSouth stock. Neither the shares nor the units can be voted or transferred.

Stock Ownership of Certain Beneficial Owners as of December 31, 2004

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

Capital Research and Management Company ("CapRE") (A) 333 South Hope Street Los Angeles, California 90071	165,548,700	9.0%

Barclays Global Investors, N.A. ("Barclays") (B) 45 Fremont Street San Francisco, California 94105	94,432,336	5.15%

FMR Corp. ("FMR") (C) 82 Devonshire Street Boston, Massachusetts 02109	93,739,969	5.117%

(A)
Based on Schedule 13G filed on February 9, 2005, in which CapRE reported that, as of December 31, 2004, it beneficially owned 165,548,700 shares of BellSouth common stock; had sole voting power over none of those shares; shared voting power over none of those shares; and had sole dispositive power over 165,548,700 of those shares.

(B)
Based on Schedule 13G filed on February 14, 2005, in which Barclays and certain affiliates reported that, as of December 31, 2004, they in the aggregate, beneficially owned 94,432,336 shares of BellSouth common stock; had sole voting power over 83,597,777 of those shares; shared voting power over none of those shares; and had sole dispositive power over 94,432,336 of those shares.

(C)
Based on Schedule 13G filed on February 14, 2005, in which FMR reported that, as of December 31, 2004, it and certain affiliates, in the aggregate beneficially owned 93,739,969 shares of BellSouth common stock; had sole voting power over 3,403,659 of those shares; shared voting power over none of those shares; and had sole dispositive power over 93,739,969 of those shares.

FIVE-YEAR PERFORMANCE COMPARISON

The following graph compares the cumulative total returns of BellSouth Corporation, the Standard & Poor's 500 Composite Index and the S&P 500 Integrated Telecommunication Services Index for comparison over a five-year period. The S&P 500 Integrated Telecommunication Services Index includes the following companies: Alltel Corporation, AT&T Corp., BellSouth Corporation, CenturyTel, Inc., Citizens Communications Company, Qwest Communications International Inc., SBC Communications Inc., Sprint Corporation, and Verizon Communications Inc.

The graph assumes that $100 was invested on December 31, 1999, with dividends reinvested. Returns are based on end of period prices. Peer returns are weighted by market capitalization.

5-Year Cumulative Shareholder Return

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
BellSouth	100	89	85	59	67	68
S&P 500 Integrated Telecom	100	65	59	41	41	46
S&P 500	100	91	80	62	80	89

MATTERS TO BE VOTED ON

Directors' Proposal 1: Election of Directors

At the date of this Proxy Statement, the Board of Directors of BellSouth consists of ten members, nine of whom are non-employee directors. The terms of all directors expire at the 2005 Annual Meeting of Shareholders. The average director attendance at all Board and committee meetings held during 2004 was 97%. Director attendance at all regularly scheduled Board meetings during 2004 was 100%.

Listed below are the ten nominees selected by the Director Nominating and Corporate Governance Committee and approved by the Board for submission to the shareholders to serve a one-year term ending on the date of the 2006 Annual Meeting of Shareholders or until their respective successors are elected and qualified. Also listed are age, principal occupation and certain other biographical information for each nominee. Only one of the nominees, F. Duane Ackerman, is an employee of the Company. The Board has determined that all other director nominees meet the standards of independence established by the listing standards of the New York Stock Exchange, regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 and as outlined in the Company's Corporate Governance Principles, and are qualified for re-election.

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the Director Nominating and Corporate Governance Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

F. Duane Ackerman, 62, has been a director of BellSouth since 1993. Mr. Ackerman is Chair of the Executive Committee.

He is BellSouth's Chairman of the Board, President and Chief Executive Officer. He served as Vice Chairman of the Board, President and Chief Executive Officer from 1996 to 1997. He was Vice Chairman of the Board and Chief Operating Officer from 1995 to 1996. He served as President and Chief Executive Officer of BellSouth Telecommunications, Inc. from 1992 to 1994.

Mr. Ackerman is a director of Allstate Corporation.

Reuben V. Anderson, 62, has been a director of BellSouth since February 1994. Mr. Anderson serves on the Finance/Strategic Planning, Public Policy and Executive Committees.

He is a partner in the law firm of Phelps Dunbar, LLP, in Jackson, Mississippi. He served as a Mississippi Supreme Court Justice from 1985 to 1990.

Mr. Anderson is a director of Burlington Resources, Inc.; The Kroger Company; and Trustmark Corporation.

James H. Blanchard, 63, has been a director of BellSouth since February 1994. Mr. Blanchard serves on the Finance/Strategic Planning and Public Policy Committees.

He is Chief Executive Officer of Synovus Financial Corporation, a bank holding company in Columbus, Georgia. He served as Chairman of the Board of Synovus from 1986 to 2003.

Mr. Blanchard is a director of Synovus Financial Corporation and Total System Services, Inc.

J. Hyatt Brown, 67, has been a director of BellSouth since February 1994. Mr. Brown serves on the Audit Committee. The Board has determined that Mr. Brown qualifies as financially literate and an audit committee financial expert pursuant to the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

He is Chairman of the Board and Chief Executive Officer of Brown & Brown, Inc., an insurance services company in Daytona Beach, Florida.

Mr. Brown is a director of Brown & Brown; FPL Group, Inc.; International Speedway Corporation; Rock-Tenn Company; and SunTrust Banks Inc. He serves on the audit committees of FPL Group, Inc., and International Speedway Corporation.

Armando M. Codina, 58, has been a director of BellSouth since March 1992. Mr. Codina serves on the Executive and Public Policy Committees and chairs the Finance/Strategic Planning Committee.

He is Chairman of the Board and Chief Executive Officer of Codina Group Inc., a real estate development company in Coral Gables, Florida.

Mr. Codina is a director of AMR Corporation and General Motors Corporation.

Kathleen F. Feldstein, 64, has been a director of BellSouth since November 1998. Dr. Feldstein serves on the Audit Committee. The Board has determined that Dr. Feldstein qualifies as financially literate pursuant to the listing standards of the New York Stock Exchange.

She is President of Economics Studies, Inc., a private economics consulting firm in Belmont, Massachusetts.

Dr. Feldstein is a director of BlackRock Closed End Funds and Knight Ridder. She serves on the audit committee of Knight Ridder.

James P. Kelly, 61, has been a director of BellSouth since April 2000. Mr. Kelly serves on the Director Nominating and Corporate Governance and Executive Committees and serves as chair of the Executive Nominating and Compensation Committee.

He is Retired Chairman of the Board and Chief Executive Officer of United Parcel Service, Inc., a global express carrier and package distribution logistics company in Atlanta, Georgia.

Mr. Kelly is a director of Dana Corporation; Hewitt Associates, Inc.; and United Parcel Service, Inc.

Leo F. Mullin, 62, has been a director of BellSouth since March 1998. Mr. Mullin serves on the Executive and Executive Nominating and Compensation Committees and chairs the Director Nominating and Corporate Governance Committee.

He is Retired Chairman of the Board and Chief Executive Officer of Delta Air Lines, Inc., an air transportation company in Atlanta, Georgia. Mr. Mullin also provides consulting services as a Senior Advisor to Goldman Sachs Capital Partners, New York, New York.

Mr. Mullin is a director of Johnson & Johnson.

Robin B. Smith, 65, has been a director of BellSouth since September 1994. Ms. Smith serves on the Director Nominating and Corporate Governance and the Executive Nominating and Compensation Committees.

She is Chairman of the Board of Publishers Clearing House, a direct marketing company in Port Washington, New York.

Ms. Smith is the independent chair and director of Jennison/Dryden and Strategic Partners mutual funds, both of which are administered by Prudential Investments LLC.

William S. Stavropoulos, 65, has been a director of BellSouth since November 1997. Mr. Stavropoulos serves on the Executive Committee and chairs the Audit Committee. The Board has determined that Mr. Stavropoulos qualifies as financially literate and an audit committee financial expert pursuant to the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

He is Chairman of the Board of The Dow Chemical Company, a chemical manufacturing company in Midland, Michigan.

Mr. Stavropoulos is a director of The Dow Chemical Company; Chemical Financial Corporation; Fidelity Group of Funds; Maersk, Inc.; and NCR Corporation. He serves on the audit committee of Chemical Financial Corporation.

Your Board of Directors Recommends a Vote "FOR" the Director Nominees Listed Above
(Item 1 on proxy card)

Directors' Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit the accounts of BellSouth and its subsidiaries for the year 2005, subject to shareholder ratification. PwC and its predecessor, Coopers & Lybrand LLP, have audited the accounts and records of BellSouth and its subsidiaries since 1984. Representatives of PwC will attend the Annual Meeting and will have the opportunity to make a statement if they desire. They also will be available to answer questions. Pursuant to the Sarbanes-Oxley Act of 2002, PwC rotated its lead audit partner for BellSouth in 2004.

Your Board of Directors Recommends a Vote "FOR" Proposal 2
(Item 2 on proxy card)

Shareholders' Proposal 3: Disclosure of Political Contributions

The following shareholder proposal may be presented for a vote at the Annual Meeting. The proposal is printed exactly as the shareholders submitted it. Spaces are provided on the accompanying proxy card to vote FOR, AGAINST, or ABSTAIN with respect to the proposal.

Domini Social Investments LLC, 536 Broadway, 7th Floor, New York, NY 10012-3915 and Walden Asset Management, 40 Court Street, Boston, MA 02108 have submitted the following proposal as co-sponsors for consideration at the 2005 Annual Meeting of Shareholders. The Domini Social Investments fund is the beneficial owner of approximately 509,300 shares of BellSouth common stock as of November 15, 2004. Walden Asset Management is the beneficial owner of approximately 117,338 shares of BellSouth common stock as of November 23, 2004.

POLITICAL CONTRIBUTIONS REPORT

        Resolved:    The shareholders of BellSouth (the "Company") hereby request that the Company provide a report updated semi-annually, disclosing the Company's:

1.
Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.
Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.
An accounting of the Company's funds contributed to any of the persons described above;

b.
The business rationale for each of the Company's political contributions; and

c.
Identification of the person or persons in the Company who participated in making the decisions to contribute.

This report shall be posted on the company's website to reduce costs to shareholders.

        Supporting Statement:    As long-term shareholders of BellSouth, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. We believe shareholders are entitled to know how their company is spending its funds for political purposes. However, although there are various disclosure requirements for political contributions, they are difficult for shareholders to access and they are not complete.

Although the Bi-Partisan Campaign Reform Act enacted in 2002 prohibits corporate contributions to political parties at the federal level, corporate soft money state-level contributions are legal in 49 states, and disclosure standards vary widely. Corporations can also make unlimited contributions to "Section 527" organizations, political committees formed for the purpose of influencing elections, but not supporting or opposing specific candidates. These do not have to be reported.

In 2001-02, the last fully reported election cycle, BellSouth made at least $1,100,661 in political contributions. (The Center for Responsive Politics: http://www.opensecrets.org/softmoney/index.asp.) Relying only on the limited data available from the Federal Election Commission, the Internal Revenue Service, and the Center for Responsive Politics, a leading campaign finance watchdog organization, provides an incomplete picture of the Company's political donations.

Current disclosure is insufficient to allow the Company's Board and its shareholders to fully evaluate the political use of corporate assets.

Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders, potentially harming long-term shareholder value.

There is currently no single source of information that provides the information sought by this resolution. This report should represent a minimal cost to the company, as presumably management already monitors corporate resources used for such purposes. We believe that transparency and accountability in this area will advance our company's interests, and help build long-term shareholder value. A similar resolution last year received 15.1% of the vote. We urge your support for this critical governance reform.

Board of Directors' Recommendation:

The Board of Directors believes that the adoption of the above proposal would not be in the best interests of the Company and its shareholders and recommends a vote AGAINST the proposal.

BellSouth is in a highly regulated industry and the Company's operations are significantly affected by the actions of elected officials at the local, state and national levels. The Board believes it is in the best interests of our shareholders for the Company to be actively involved in the electoral process. The Company does so by contributing prudently to state and local candidates and by contributing to political organizations when such contributions advance BellSouth's business objectives and the interests of our shareholders. In making such contributions, BellSouth is committed to complying with campaign finance and lobbying laws, and changes that may be enacted in the future, including the laws requiring public disclosure of political contributions and lobbying expenses. The amount of BellSouth's contributions is de minimis as compared to the total expenditures of the Company in a year. The adoption of this proposal would add unnecessary costs to the business.

BellSouth has a clear business rationale for all political contributions. That rationale is to allow BellSouth access to those who make public policy decisions that could affect BellSouth's ability to deliver value for our shareholders. BellSouth has an internal system of controls that governs these contributions such that they are appropriate and in compliance with laws and regulations. BellSouth reports these contributions as required by law.

BellSouth's political contributions fall into two categories, each of which is governed by law and subject to a clear and comprehensive oversight process that includes legal review and senior management approval. First, BellSouth has established federal and state political action committees (PACs). BellSouth's PACs are supported by voluntary contributions from eligible management employees. A Disbursal Committee made up of employees across all management levels approves all PAC contributions and each contribution receives legal review. Each PAC files reports with various state and federal governmental agencies detailing receipts and disbursements. These reports are available to the public.

The second category of BellSouth's political contributions involves contributions to organizations and entities. The Bipartisan Campaign Reform Act (BCRA) clearly lays out rules and regulations pertaining to political contributions at the federal level. BellSouth complies with BCRA and with applicable state laws. No corporate funds are expended in this category without the prior written approval of a corporate officer in the Regulatory and External Affairs organization, as well as review by appropriate legal counsel.

Finally, BellSouth's policy regarding political contributions may be found on our website www.bellsouth.com/corporate_governance/political_contributions.html. Information about contributions to candidates, political committees, party committees and political organizations is already publicly available on various Internet websites. Information pertaining to contributions by BellSouth's Federal PAC may be found at the Federal Elections Commission's website: http://herndon1.sdrdc.com/cgi-bin/com_supopp/C00174060/. Information pertaining to BellSouth's corporate and individual political contributions may be found at these websites: www.politicalmoneyline.com and www.opensecrets.org.

This proposal would therefore impose unnecessary costs and administrative burdens on your Company without conferring a concomitant benefit on the shareholders. Requiring your Company to spend money to prepare the requested reports on information that is already available would not be a productive use of your Company's funds.

For these reasons, the Board of Directors believes that the proposal does not serve the best interests of the Company or its shareholders.

For the Reasons Set Forth Above, Your Board of Directors Recommends
a Vote "AGAINST" Proposal 3 (Item 3 on proxy card)

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the Company's stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of BellSouth stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing and filing such reports with the SEC.

To the Company's knowledge, based solely on the review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, during the year ended December 31, 2004, all such Section 16(a) filing requirements were met except that, due to administrative errors, the following reports were inadvertently filed after the due date: Mr. Codina filed a late Form 4 regarding a disposition of phantom deferral shares; and each of our executive officers at the time, F. Duane Ackerman, Richard A. Anderson, Francis A. Dramis, Jr., Ronald M. Dykes, Mark L. Feidler, Isaiah Harris, Jr., Charles R. Morgan, and W. Patrick Shannon, filed a late Form 4 regarding a grant of shares of restricted stock. In addition, also due to administrative errors, Mr. Feidler's initial filing on Form 3 did not report outstanding options granted to him in February 2001, and it overstated the number of shares he owned directly. Corrective filings have been made in each of these cases.

Shareholder Proposals for the 2006 Proxy Statement

Any shareholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2006 Annual Meeting of Shareholders should submit the proposal, along with proof of ownership of BellSouth stock in accordance with SEC Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, in writing to BellSouth's principal executive offices, in care of the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. Alternatively, it may be faxed to 404-249-3024 or e-mailed to shareholderproposal@bellsouth.com. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. The proposal must be received by November 11, 2005 for BellSouth to consider it for inclusion in the Proxy Statement for the 2006 Annual Meeting of Shareholders.

Other Business for Presentation at the 2006 Annual Meeting

Shareholders who wish to present other business for the 2006 Annual Meeting of Shareholders must notify the Corporate Secretary in writing of their intent. Under BellSouth's By-laws this notification must be received by BellSouth between December 26, 2005 and February 8, 2006. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Shareholder Proposals for the 2006 Proxy Statement" above), nor does it apply to questions a shareholder may want to ask at the meeting.

The Company retains discretion to vote proxies it receives with respect to other business proposals received after February 8, 2006. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 8, 2006 provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (2) the proponent does not issue its own proxy statement.

Other Information

Consolidated financial statements for BellSouth Corporation are included in the 2004 Report to Shareholders and in the Annual Report on Form 10-K filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and the New York Stock Exchange in the United States and the London, Frankfurt, Amsterdam and Swiss exchanges. A copy of the 2004 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. The Form 10-K is also available on BellSouth's website at www.bellsouth.com/investor. Click on "SEC Filings."

Solicitation of Proxies

BellSouth will pay the cost of soliciting proxies. BellSouth has retained Morrow & Co., Inc. to solicit proxies, by mail, in person or by telephone, at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, employees of BellSouth may likewise solicit proxies on behalf of the Company.

The above Proxy Statement and Notice of 2005 Annual Meeting of Shareholders is sent by order of the BellSouth Board of Directors.

Rebecca M. Dunn
Senior Vice President—Corporate Compliance and Corporate Secretary
Dated: March 11, 2005

EXHIBIT A

BELLSOUTH CORPORATION

Board of Directors

Corporate Governance Principles

Role of the Board

Philosophy

The Board of Directors is elected by the shareholders to govern the affairs of the Company for the long-term benefit of its shareholders. The Board also considers, when appropriate, the interests of other constituencies including the Company's employees, customers, suppliers, and the communities in which it does business. The Board strives to promote the success of the Company's business through the election of qualified executive officers.

Ethics and Compliance Program

The Board and the Audit Committee of the Board are responsible for overseeing management's implementation of the Company's ethics and compliance program. Under that program, employees are required to conduct the Company's business in an ethical and lawful manner.

As part of the ethics and compliance program, the Company has established a code of conduct entitled "Our Values in Action." Our values are what we stand for as a Company. They govern the way we treat our customers and each other, guide our community interactions, and strengthen our commitment to excellence and integrity. "Our Values in Action" provides guidance, discussion and training regarding the ethical expectations for BellSouth employees and other affected parties. The principles in the code reinforce our commitment to ethical business practices and to compliance with internal policies and external laws and regulations.

The Board of Directors has approved "Our Values in Action." This code applies to our directors, officers and all of our employees, including our Chief Executive Officer, Chief Financial Officer, and Controller. The code satisfies the Securities and Exchange Commission's requirements for a code of ethics for senior financial officers. Any waiver of the code for a member of the Board of Directors or an executive officer would require the approval of the Audit Committee and would be promptly disclosed to our shareholders. No waivers have been granted under the code. All employees are expected to report any situation where they believe ethical expectations, external laws or our internal policies are being violated. The full text of "Our Values in Action" can be found on the Company's website at www.bellsouth.com/corporate_governance.

Board Structure

Independence

The Board believes that governance of the Company is enhanced by having a highly independent Board. To that end, all members of the Board are non-employee directors, with the exception of the Chief Executive Officer.

The Director Nominating and Corporate Governance Committee of the Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Further, the Committee has established the criteria for independence set out below.

An independent director is one who:

  •
  has never been an employee of BellSouth or any of its subsidiaries;

  •
  is not an immediate family member of an executive officer or of a former executive officer of BellSouth or any of its subsidiaries;

  •
  has not been employed, or whose immediate family member has not been employed, within the preceding three years, as an executive officer of another company where any of BellSouth's present executives serve on that company's compensation committee;

  •
  has no personal interest in any significant transactions or business relationships with BellSouth that would create a conflict of interest;

  •
  has not been employed by a company providing services to BellSouth of a nature or magnitude that would compromise the objectivity of the Board member,

  •
  A director will not be considered to meet this criteria if the director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company (A) that accounts for at least 2% or $1 million, whichever is greater, of BellSouth's consolidated gross revenues, or (B) for which BellSouth accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues, until three years after falling below such threshold;

  •
  does not receive any significant direct or indirect compensation or benefits from BellSouth other than that received for services as a director;

  •
  A director will be considered to receive significant compensation from BellSouth if the director receives, or the director's immediate family member receives, more than $100,000 per year in direct compensation from BellSouth, other than standard compensation arrangements applicable to directors generally (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in such compensation; and

  •
  has not been affiliated with or an employee of, and whose immediate family member is not affiliated with an employee of, BellSouth's present or former internal auditor or independent registered public accounting firm or its affiliates for at least three years after the end of such affiliation or auditing relationship.

Additionally, Audit Committee members must not receive any compensation from BellSouth other than director's fees.

Membership Criteria

The Board has delegated to the Director Nominating and Corporate Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board. In discharging this responsibility, the Committee receives input from the Chairman of the Board, other Board members and the Committee's professional search firm. It also considers and evaluates any candidates recommended by shareholders.

It is the belief of the Board that its membership should bring to the Company a broad range of experience, knowledge and judgment. A candidate's breath of experience should enable him or her to contribute meaningfully to the governance of a complex multi-billion dollar enterprise. The candidate should not represent the interests of particular constituencies. In reviewing a candidate, the Committee considers the ethical standards of the candidate and whether the candidate would be independent as defined in these Corporate Governance Principles and in the rules of the New York Stock Exchange. The Committee expects a high level of involvement from the directors and will review a candidate's service on other boards to provide that the candidate has sufficient time to devote to BellSouth Board duties.

Attendance

Directors should make every attempt to attend all Board meetings, meetings of Committees on which they serve, and annual meetings of shareholders.

Annual Election of Directors

The directors are elected each year by the shareholders at the Annual Meeting of Shareholders.

The Director Nominating and Corporate Governance Committee reviews the qualifications and independence of each director to be elected and determines whether it recommends their re-election to the Board.

Shareholders who would like to recommend director candidates for consideration by the Director Nominating and Corporate Governance Committee should notify the Office of the Corporate Secretary in writing at BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. This notification must be received by the Company during the time period specified in BellSouth's By-laws and must provide information about the nominee's qualifications for Board membership and other information required by the By-laws. A copy of the By-laws is available on the Company's website at www.bellsouth.com/corporate_governance.

Directors Who Change Jobs

Board members who change their primary business or profession in which they were engaged when elected to the Board should offer their resignation from the Board so that the Director Nominating and Corporate Governance Committee may determine whether continued membership on the Board is appropriate. The Board believes that directors should not necessarily leave the Board upon a change in business or professional responsibilities. The Director Nominating and Corporate Governance Committee will consider such change in evaluating the appropriate mix of skills and experience necessary for the Board to perform its duties effectively.

Size of Board

The Board presently has ten members. The number of members is changed from time to time depending upon the needs of the Board and the availability of qualified candidates. Generally, the Board size should vary from nine to twelve members.

Former CEO's Membership

The Board expects that no officer of the Company will serve as a member of the Board following retirement from the Company, except that any person who was Chief Executive Officer immediately prior to retirement may continue to serve as a director of the Company for one additional year following retirement.

Term Limits

The Board has not established term limits for its members.

Retirement Age

It is the sense of the Board that a director should not serve beyond the annual meeting following his or her 70th birthday.

Committee Structure

Number of Committees

The Board currently has six Committees: Audit; Director Nominating and Corporate Governance; Executive; Executive Nominating and Compensation; Finance/Strategic Planning; and Public Policy. The Board reviews the charter of each Committee annually to evaluate the responsibilities of the Committee in accordance with current laws and regulations and for consistency with established governance practices.

Frequency and Length of Meetings

Generally, the Audit, Executive Nominating and Compensation, and Finance/Strategic Planning Committees meet in conjunction with the regularly scheduled meetings of the full Board. The Audit Committee meets more frequently as required to oversee the certifications of the Chief Executive Officer and Chief Financial Officer of the periodic financial statements. The Director Nominating and Corporate Governance and Public Policy Committees meet biannually. Additional meetings of the Board and its Committees are held if circumstances create the need for such special meetings. The Executive Committee meets only when called by the Chairman of the Board or by two other members of the Executive Committee.

Assignment and Rotation

The Board believes it is valuable for directors to have an opportunity to participate in and/or lead the various Committees of the Board. Therefore, it is the sense of the Board that Committee members and Committee Chairs should be rotated periodically. However, the Board views that such moves should be timed so that the Committees have continuity and the benefit of experienced members.

Agenda Items

The Committee members and the Secretary of each Committee establish an annual calendar outlining the proposed agendas for Committee meetings. Prior to each meeting, the Committee Chair and the Committee Secretary review the agenda to make necessary revisions to meet current business needs and to incorporate input from the directors.

Board Functions

Agenda Items

The Chairman of the Board and the Corporate Secretary establish an annual calendar outlining the proposed agendas for Board meetings. The annual calendar is distributed to Board members for their review and input. Prior to each meeting, the agenda is reviewed and necessary revisions are made.

Advance Distribution of Materials

The Board is provided with materials in advance of each meeting for review and study. Members of management compile most of the material. Additional information from other sources such as comments from analysts or assessments from governance groups is also provided. Any other information deemed to be helpful by the directors can also be requested.

Access to Management

Directors have access to members of management at BellSouth at their discretion. Selected officers of the Company, e.g., the Chief Financial Officer, the Controller, the Corporate Secretary and the General Counsel, attend a portion of each Board meeting. Other executive officers and key personnel are invited to attend Board and Committee meetings when appropriate. The annual Strategic Planning Retreat also affords the directors the opportunity to meet with other members of the management team, such as the leaders of the various Business Units.

Access to Outside Advisors

The Board and its Committees may engage independent consultants such as consultants regarding executive compensation matters or other advisors or consultants as they deem necessary to fulfill their duties to the shareholders.

Executive Sessions

The Board meets in Executive Session at each Board meeting. In those sessions, all employees of the Company, other than the Chairman of the Board, are excluded. Matters relating to compensation, succession planning, strategy and other more sensitive areas are discussed at these sessions. The Board also meets in Executive Session without the Chairman. The position of Presiding Director of the Executive Session rotates among the Committee Chairs based upon the subject matter for discussion during the session. The Presiding Director solicits topics for discussion from the other directors and provides feedback from the Executive Session to the Chief Executive Officer or the Corporate Secretary.

New Director Orientation and Continuing Education

All new Board members participate in a new director orientation program, which includes sessions with the Chief Executive Officer and other executive officers.

Committee orientation is provided to new members of the Audit, the Director Nominating and Corporate Governance and the Executive Nominating and Compensation Committees.

With respect to continuing education, all Board members attend an annual Strategic Planning Retreat at which they are provided extensive information about the Company's strategies. The Board reviews Company results at each regularly scheduled meeting. The Director Nominating and Corporate Governance Committee as well as individual directors and the other Committees recommend topics of interest to be presented as part of the continuing education program. Examples of these presentations are on topics such as: regulatory accounting; revenue recognition; regulatory and legislative issues and trends relevant to telecommunications; IT logical security; evolving technology; and transparency in financial reporting. Additionally, directors regularly receive publications related to Board service, analyst reviews, and relevant information.

Board Evaluation

The Director Nominating and Corporate Governance Committee is responsible for overseeing the annual evaluation process for the Board and for reporting the performance evaluation results to the Board. This evaluation includes a review of all standing Committees.

Chief Executive Officer (CEO) Evaluation

The Director Nominating and Corporate Governance Committee has the responsibility of overseeing the process for evaluating the CEO's performance. The Executive Nominating and Compensation Committee performs the annual evaluation of the CEO's performance. The Committee Chairman contacts each member of the Board to receive each member's input regarding the CEO's performance and reports the results of the evaluation to the full Board. The Executive Nominating and Compensation Committee uses its evaluation results to determine the compensation for the CEO. It considers the Company's performance, the relative total shareholder return, the value of similar incentive awards to CEOs of comparable companies, the awards given to the CEO in past years, and other criteria deemed appropriate by the Committee. The Committee also receives advice from its compensation consultant. The Committee Chair discusses the CEO's compensation with the independent Directors before and after approval by the Committee.

Succession Planning

The Executive Nominating and Compensation Committee, in consultation with the CEO, oversees the Company's executive succession plans for executive officers. The Committee and the CEO discuss these succession plans with the Board. The Executive Nominating and Compensation Committee recommends candidates for executive officer positions for election by the Board.

Compensation

Review

A review of Board compensation is undertaken at least every two years, or at such other time as circumstances may warrant.

Stock Ownership

Stock ownership guidelines are established for the directors to better align their interests with those of the shareholders. Additional stock options are granted to the directors for exceeding target ownership levels. Director compensation is appropriately balanced between cash, stock options, and stock grants.

Communications with the Directors

Procedures for Handling Shareholder and Other Communications to the Non-Employee Directors

The non-employee members of the Board of Directors have instructed the Corporate Secretary's office to initially review all communications directed to them. Communications which are not relevant to the duties and responsibilities of the Board are not reported to the Board. Such communications would include:

  •
  Spam

  •
  Junk mail and mass mailings

  •
  Product or service inquiries

  •
  New product or service suggestions

  •
  Resumes or other forms of job inquiries

  •
  Opinion surveys and polls

  •
  Business solicitations or advertisements

In order to expedite a response to the remaining communications, including communications regarding ordinary business matters, the non-employee directors have instructed management to research the issues and to respond on their behalf. The Corporate Secretary summarizes these communications for the Audit Committee and provides copies to the members of the Committee at their request. At each regular meeting, the Committee reviews the summary, which indicates whether the issues raised in the correspondence have been resolved. The Chair of the Audit Committee reports any significant matters to the full Board.

Procedures for Handling Communications Regarding Accounting, Internal Accounting Controls or Auditing Matters

Any communications related to BellSouth's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. The Chair of the Audit Committee is advised promptly of any allegations pertaining to a serious accounting infraction involving senior managers of the Company or any other potentially material complaint. Any such matters are then investigated as directed by the Audit Committee. Results of such investigations are reported to the Board.

Contact Our Directors

Shareholders and other interested parties who wish to communicate with the Company's non-employee directors may direct correspondence to a particular director, or to the non-employee directors as a group, by e-mail at Feedback.Directors@BellSouth.com or by addressing written correspondence to the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, GA 30309-3610.

As amended by the Board of Directors on February 28, 2005

EXHIBIT B

BELLSOUTH CORPORATION BOARD OF DIRECTORS

AUDIT COMMITTEE

CHARTER

I.      Purpose

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders and the investment community with respect to its oversight of:

  •
  Integrity of the Company's financial reporting;

  •
  The Company's risk assessment and risk management;

  •
  The Company's system of internal controls;

  •
  Performance of the Company's internal audit organization;

  •
  The independent registered public accounting firm's qualifications, independence and performance; and

  •
  The Company's system of compliance and business conduct.

The Audit Committee serves in an oversight capacity and as such does not determine or provide opinions on the completeness, accuracy, or adherence to generally accepted accounting principles of the Company's financial statements.

II.    Committee Structure and Operations

        The Audit Committee shall:

  A.
  Be composed of three or more members of the Board of Directors, each of whom is independent under the definitions set forth in the New York Stock Exchange listing standards, federal laws and regulations, with respect to audit committees, as they may be in effect from time to time and each of whom shall be financially literate, as determined by the Board of Directors in its business judgment;

  B.
  Have at least one member who satisfies the definition of "audit committee financial expert" as set out in Item 401(e) of Regulation S-K of the Securities and Exchange Commission's rules and regulations;

  C.
  Be appointed by, and its members shall be subject to removal by, the Board of Directors;

  D.
  Meet in conjunction with each regularly scheduled meeting of the Board of Directors, or more frequently as circumstances require;

  E.
  Meet in executive session without the presence of any members of management as often as it deems appropriate;

  F.
  Meet separately with members of management as often as it deems appropriate;

  G.
  Have authority to form, and delegate its responsibilities to, subcommittees in its discretion, provided that any action approved by a subcommittee shall be subsequently reported to the Committee and subject to ratification by the Committee;

  H.
  Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate;

  I.
  Engage independent counsel and other advisors as it determines is necessary to carry out its duties and conduct or authorize investigations into any matters within its scope of responsibilities; and

  J.
  Determine and approve funding needs for payment by the Company:

  a.
  Compensation to the independent registered public accounting firm;

    b.
    Ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out the Committee's duties; and

    c.
    If applicable, compensation to independent counsel and other advisors retained to assist the Committee.

III.   Duties and Responsibilities

  A.
  Integrity of the Company's Financial Reporting

  1.
  Provide oversight of the financial reporting process, which shall include the following:

  a.
  Review management's process for ensuring the integrity of the financial statements;

  b.
  Review the Company's critical accounting policies and reporting controls and procedures, including any significant changes thereto;

  c.
  Discuss with management and the independent registered public accounting firm the Company's audited annual and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

  d.
  Review any significant disagreements between management and the independent registered public accounting firm regarding financial reporting and any significant difficulties in conducting the audit, and management's response and resolution.

  2.
  Discuss the Company's earnings press releases and earnings guidance provided to analysts. Also, generally discuss types of information provided to analysts and rating agencies.

  B.
  The Company's Risk Assessment and Risk Management

  1.
  Review the guidelines and policies used by management to assess and manage the Company's exposure to risk.

  2.
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  3.
  Review with the Chief Corporate Auditor and the independent registered public accounting firm the completeness of coverage of key business controls and risk areas, including the effective use of audit resources and scope of the audit plan.

  C.
  The Company's System of Internal Controls

  1.
  Review with management, the independent registered public accounting firm, and the Chief Corporate Auditor the quality and adequacy of the system of internal controls that could significantly affect the Company's financial statements.

  2.
  Review with management, the independent registered public accounting firm, and the Chief Corporate Auditor issues related to the system of internal controls, including significant audit findings and recommendations, together with management's response.

  3.
  Review disclosures made by the Company's CEO and CFO during their certification process for the annual and quarterly financial statements regarding any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls.

  4.
  Review with management, the independent registered public accounting firm, and the Chief Corporate Auditor any fraud discovered by the Company, whether or not material, that involves management or other employees who have a significant role in the Company's system of internal controls.

  D.
  Performance of The Company's Internal Audit Organization

  1.
  Review with management and the Chief Corporate Auditor the charter, plans, activities, staffing, and organizational structure of the internal audit function.

  2.
  Review the effectiveness of the internal audit function, including compliance with professional standards.

  3.
  Periodically meet separately with the Chief Corporate Auditor.

  E.
  The Independent Registered Public Accounting Firm Qualifications, Independence and Performance

  1.
  Appoint, and/or dismiss, approve the compensation, and provide oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing the Company's annual audit report or related work.

  2.
  Review the independence of the independent registered public accounting firm, including a review of all relationships between the independent registered public accounting firm and the Company.

  3.
  Confirm that the rotation of the independent registered public accounting firm's partners satisfies legal requirements.

  4.
  Review the scope and approach of the annual audit with the independent registered public accounting firm.

  5.
  Pre-approve all audit services and allowable non-audit services provided to the Company by the independent registered public accounting firm. The Committee may delegate the authority to grant pre-approval of audit or allowable non-audit services to one or more members of the Committee. Each pre-approval decision pursuant to this delegation will be presented to the full Committee at its next scheduled meeting for ratification.

  6.
  Consider reports from the Company's independent registered public accounting firm on:

  a.
  The Company's critical accounting policies and practices;

  b.
  All alternative treatments of financial information permitted within generally accepted accounting principles related to material items that have been discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the accounting firm; and

  c.
  All other material written communications between the independent registered public accounting firm and management.

  7.
  Obtain and review, at least annually, a report by the independent registered public accounting firm describing: the firm's internal quality-control procedures and any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues.

  8.
  Periodically meet separately with the independent registered public accounting firm.

  9.
  Set clear hiring policies for employees or former employees of the independent registered public accounting firm.

  F.
  The Company's System of Compliance and Business Conduct

  1.
  Review with the Company's general counsel and others any legal, tax, or regulatory matters that may have a material impact on the Company's operations and the financial statements and related Company compliance policies and programs.

  2.
  Review procedures and compliance processes pertaining to the Company's code of business conduct for its employees and directors. Review and approve waivers, if any, of the Company's code of business conduct for senior financial officers.

  3.
  Establish procedures for:

  a.
  The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

  b.
  The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  4.
  Review transactions with the Company in which officers of the Company have an interest.

  G.
  General

  1.
  The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or advisable.

  2.
  Prepare and approve for inclusion in the Company's annual proxy statement the Audit Committee report required by the rules of the Securities and Exchange Commission.

  3.
  Undertake from time to time such additional activities within the scope of the Committee's primary functions as it may deem appropriate and/or as assigned by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

As amended, effective January 1, 2005

MAP AND DIRECTIONS FOR THE 2005 ANNUAL MEETING of SHAREHOLDERS

North
Dobbins
Air Force
Base
285
41
Two Galleria Parkway
75
85
285
20
Atlanta
285
75/85
Atlanta Hartsfield/Jackson Airport
85
75
I-285
P
P
MALL
GALLERIA DR.
COBB
GALLERIA
CENTRE
P
COBB PKWY. (U.S. 41)
AKERS MILL RD.
CUMBERLAND
MALL

BellSouth Annual Meeting of Shareholders

Monday, April 25, 2005
8:00 a.m. Eastern time — Doors Open
9:00 a.m. Eastern time — Meeting Begins

DIRECTIONS TO THE COBB GALLERIA CENTRE, TWO GALLERIA PARKWAY, ATLANTA, GEORGIA

Northbound on I-75:    Take exit 259B (I-285 Westbound). Take Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Southbound on I-75:    Take exit 259 (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second light only Galleria Drive.

Westbound on I-285:    Take exit 20 (Cobb Pkwy./U.S. Hwy. 41). Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Eastbound on I-285:    Take exit 19 (Cobb Pkwy./U.S. Hwy. 41) and turn right onto Cobb Pkwy. headed south. Turn left at next traffic light onto Galleria Drive.

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, GA 30309-3610
www.bellsouth.com/investor

Printed on Recycled Paper

PROXY CARD

This proxy is solicited on behalf of the BellSouth Board of Directors for the 2005 Annual Meeting of Shareholders to be held on April 25, 2005.

The undersigned hereby appoints James P. Kelly, Leo F. Mullin and William S. Stavropoulos, and each of them, proxies with full power of substitution to vote all shares of BellSouth common stock of the undersigned at the Annual Meeting of Shareholders and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote for the election of all listed nominees, in accordance with the Directors' recommendations on the other matters listed on the reverse side of this card, and at their discretion on any other matter that may properly come before the meeting.

This card provides voting instructions for all shares registered in your name. For employees of BellSouth and Cingular Wireless, it also provides voting instructions for shares held in the various benefit plans.

Your vote is important. If you choose to vote by mail, please sign and date on the reverse and return promptly in the enclosed envelope; or mail to BellSouth Shareholder Services—Proxy Department, P.O. Box 3510, South Hackensack, NJ 07606-9210.

Please vote, sign and date on the other side.

Indicate any address change below, and mark the box in the upper right corner on the other side.

Detach here from proxy card.

2005 Annual Meeting of Shareholders
Monday, April 25, 2005
8:00 a.m. Eastern time—Doors Open
9:00 a.m. Eastern time—Meeting Begins

DIRECTIONS TO THE COBB GALLERIA CENTRE,
TWO GALLERIA PARKWAY, ATLANTA, GEORGIA

Northbound on I-75:  Take exit 259B (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

 Southbound on I-75:  Take exit 259 (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

 Westbound on I-285:  Take exit 20 (Cobb Pkwy./U.S. Hwy. 41). Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Eastbound on I-285: Take exit 19 (Cobb Pkwy./ U.S. Hwy. 41) and turn right onto Cobb Pkwy. headed south. Turn left at next traffic light onto Galleria Drive.

Mark here for address change and see other side.	☐

			Directors recommend a vote "FOR"							Directors recommend a vote "AGAINST"

		For	Withhold Authority	For All Except*			For	Against	Abstain			For	Against	Abstain
1.	Elect All Director Nominees	☐	☐	☐	2.	Ratify the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐	3.	Shareholder Proposal re: Disclosure of Political Contributions	☐	☐	☐

01 F. Duane Ackerman 02 Reuben V. Anderson 03 James H. Blanchard 04 J. Hyatt Brown			05 Armando M. Codina 06 Kathleen F. Feldstein 07 James P. Kelly 08 Leo F. Mullin			09 William S. Stavropoulos 10 Robin B. Smith
*Exceptions:

To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.

										Discontinue mailing to me the Annual Report to Shareholders.				☐

Choose MLinkSM for fast, easy and secure online access to your future proxy materials, investment plan statements, tax documents and more. Log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Signature(s)	Date

NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Detach here from proxy card.

Vote by Internet or Telephone or Mail—24 Hours a Day, 7 Days a Week
Your vote is important. Please vote as soon as possible.

Vote by Internet www.proxyvoting.com/bls			Vote by Telephone 866-540-5760			Vote by Mail
1.	Have this proxy card in hand.	OR	1.	Have this proxy card in hand.	OR	1.	Mark, sign and date this proxy card.
2.	Go to the website		2.	Using a Touch-Tone phone, call		2.	Return the card in the enclosed
	www.proxyvoting.com/bls.			866-540-5760 (toll-free).			postage-paid envelope, or mail it to:
3.	Follow the instructions.		3.	Follow the recorded instructions.			BellSouth Shareholder Services- Proxy Dept. P.O. Box 3510 South Hackensack, NJ 07606-9210

If you vote your proxy on the Internet or by telephone, you do NOT need to mail back your proxy card.

2005 Annual Meeting of Shareholders Monday, April 25, 2005 - 9:00 a.m. Eastern time

Annual Meeting Admission Card

Proxy Card for Assignment to Someone Other Than the BellSouth Directors' Proxy Committee

[LOGO]		Directors recommend a vote "FOR"								Directors recommend a vote "AGAINST"

		For	Withhold Authority	For All Except*			For	Against	Abstain			For	Against	Abstain
1.	Elect All Director Nominees	☐	☐	☐	2.	Ratify the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐	3.	Shareholder Proposal re: Disclosure of Political Contributions	☐	☐	☐
01 F. Duane Ackerman 02 Reuben V. Anderson 03 James H. Blanchard 04 J. Hyatt Brown		05 Armando M. Codina 06 Kathleen F. Feldstein 07 James P. Kelly 08 Leo F. Mullin		09 William S. Stavropoulos 10 Robin B. Smith
*Exceptions:
To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.

This proxy is solicited on behalf of the BellSouth Board of Directors for the 2005 Annual Meeting of Shareholders to be held on April 25, 2005.

The undersigned hereby appoints James P. Kelly, Leo F. Mullin and William S. Stavropoulos, and each of them, proxies with full power of substitution to vote all shares of BellSouth common stock of the undersigned at the Annual Meeting of Shareholders and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote for the election of all listed nominees, in accordance with the Directors' recommendations on the other matters listed on the reverse side of this card, and at their discretion on any other matter that may properly come before the meeting.

This card provides voting instructions for all shares registered in your name. For employees of BellSouth and Cingular Wireless, it also provides voting instructions for shares held in the various benefit plans. Control Number

Instructions for completing the proxy card:

VOTE—Mark the area above with your vote preferences.

ASSIGN TO ANOTHER PROXY—If you want to assign your proxy to someone other than the BellSouth Directors' Proxy Committee, you should cross out the names of the Committee members appearing on the proxy card above and insert the name(s) of up to three other people.

Fill in your name and address information in the space provided below. Enter the last six digits of your SS# or Tax Identification Number "TIN". Enter the Control Number that was included in your email from BellSouth Shareholder Services in the box headed "Control Number". To authenticate your card, it is important that you include both your Control Number and the last six digits of your SS# or Tax Identification Number "TIN".

Sign where indicated below and give this proxy to your newly assigned Proxy Committee member(s). The person(s) you assign to represent you must present your signed proxy card and a completed ballot at the annual meeting to vote your shares.

Name(s)

Control Number
Address

Last six digits of your SS# or TIN#

Signature(s) Note: Sign as name appears above. Joint owners should each sign.

Dear BellSouth Shareholders,

        This is to notify you that the 2005 Annual Meeting of BellSouth Shareholders will be held at 9:00 a.m. Eastern time, Monday, April 25th in Atlanta, Georgia. This E-notice is provided to you in lieu of paper documents and is the only notice that you will receive.

        The Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions and provide you with information about BellSouth's Board of Directors and executive officers, and a discussion of proposals that require your vote. We encourage you to take the time to read each of the proposals in the Proxy Statement and vote promptly by using either the internet or telephone.

        To vote your proxy, you will need to use your unique control number.

        Your unique control number is: XXXXXXXXXXX
        Retain this important number!

        To vote your proxy on the Internet, you may either click on the VOTE NOW button at the top of this message or enter the URL http://www.proxyvoting.com/bls into the address line of any web browser.

        To vote by telephone, call toll-free 866-540-5760 and follow the prompts.

        To vote is important to us. Please vote your proxy.

  Read Further for more important information.

        For internet and telephone voting availability and deadlines, refer to Questions and Answers about Voting and the Annual Meeting. Return to this site by simply closing the newly opened browser window.

        For technical assistance with voting, call toll-free 877-807-8895.

        If you would like a hard copy of the Proxy Statement and/or the BellSouth 2004 Annual Report to Shareholders, you may print them from this site or call toll-free 800-969-2372 and a copy will be mailed to you.

        In the event that you want to assign your proxy to someone other than the BellSouth Directors' Proxy Committee, access and print the proxy card that provides you this option and follow the instructions provided on the card. First, access the card, then select PRINT option from the blue navigation bar above;

        If you plan to attend the Annual Meeting, bring this E-notice to use as your admission ticket.

        Click to continue to the Proxy Statement.

QuickLinks

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
Committees of the Board
DIRECTOR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
AUDIT COMMITTEE REPORT
FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
FIVE-YEAR PERFORMANCE COMPARISON
5-Year Cumulative Shareholder Return
MATTERS TO BE VOTED ON
Directors' Proposal 1: Election of Directors
Directors' Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Shareholders' Proposal 3: Disclosure of Political Contributions
POLITICAL CONTRIBUTIONS REPORT
GENERAL INFORMATION
MAP AND DIRECTIONS FOR THE 2005 ANNUAL MEETING of SHAREHOLDERS